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                                                                 EXHIBIT 10.30
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                                   L E A S E

                                   HCPI TRUST

                                     Lessor

                                      AND

                          BCC AT MT. ROYAL PINES, INC.

                                     Lessee

                           Dated as of March 21, 1996


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                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I.......................................................................................................  1
         1.       Leased Property; Term.........................................................................  1

ARTICLE II......................................................................................................  2
         2.       Definitions...................................................................................  2

ARTICLE III..................................................................................................... 11
         3.1      Rent.......................................................................................... 11

         3.2      Quarterly Calculation and Payment of Additional Rent; Annual Reconciliation................... 13
         3.3      Confirmation of Additional Rent............................................................... 14
         3.4      Additional Charges............................................................................ 15
         3.5      Late Payment of Rent.......................................................................... 15
         3.6      Net Lease..................................................................................... 15

ARTICLE IV...................................................................................................... 15
         4.1      Impositions................................................................................... 15
         4.2      Utilities..................................................................................... 17
         4.3      Insurance..................................................................................... 17
         4.4      Impound Account............................................................................... 17
         4.5      Tax Service................................................................................... 17

ARTICLE V....................................................................................................... 17
         5.       No Termination, Abatement, etc................................................................ 17

ARTICLE VI...................................................................................................... 18
         6.1      Ownership of the Leased Property.............................................................. 18
         6.2      Personal Property............................................................................. 18
         6.3      Transfer of Personal Property and Capital Additions to Lessor................................. 18

ARTICLE VII..................................................................................................... 19
         7.1      Condition of the Leased Property.............................................................. 19
         7.2      Use of the Leased Property.................................................................... 19
         7.3      Lessor to Grant Easements, etc................................................................ 20
         7.4      Preservation of Gross Revenues................................................................ 20

ARTICLE VIII.................................................................................................... 21
         8.       Compliance with Legal and Insurance Requirements, Instruments, etc............................ 21

ARTICLE IX...................................................................................................... 22
         9.1      Maintenance and Repair........................................................................ 22
         9.2      Encroachments, Restrictions, Mineral Leases, etc.............................................. 23
         9.3      Capital Repairs to be Performed by Lessee..................................................... 24

ARTICLE X....................................................................................................... 24
         10.      Construction of Capital Additions to the Leased Property...................................... 24

ARTICLE XI...................................................................................................... 24
         11.      Liens......................................................................................... 24

ARTICLE XII..................................................................................................... 25
         12.      Permitted Contests............................................................................ 25

ARTICLE XIII.................................................................................................... 26
         13.1     General Insurance Requirements................................................................ 26
         13.2     Replacement Cost.............................................................................. 27
         13.3     Additional Insurance.......................................................................... 27
         13.4     Waiver of Subrogation......................................................................... 27
         13.5     Policy Requirements........................................................................... 27
         13.6     Increase in Limits............................................................................ 28
         13.7     Blanket Policies and Policies Covering Multiple Locations..................................... 28
         13.8     No Separate Insurance......................................................................... 28

ARTICLE XIV..................................................................................................... 29
         14.1     Insurance Proceeds............................................................................ 29
         14.2     Insured Casualty.............................................................................. 29
         14.3     Uninsured Casualty............................................................................ 30
         14.4     No Abatement of Rent; Construction of Lease................................................... 30
         14.5     Waiver........................................................................................ 31


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
ARTICLE XV...................................................................................................... 31
         15.      Condemnation.................................................................................. 31
         15.1     Total Taking.................................................................................. 31
         15.2     Partial Taking................................................................................ 31
         15.3     Restoration................................................................................... 31
         15.4     Award-Distribution............................................................................ 31
         15.5     Temporary Taking.............................................................................. 31

ARTICLE XVI..................................................................................................... 32
         16.1     Events of Default............................................................................. 32
         16.2     Certain Remedies.............................................................................. 34
         16.3     Damages....................................................................................... 34
         16.4     Receiver...................................................................................... 36
         16.5     Lessee's Obligation to Purchase............................................................... 36
         16.6     Waiver........................................................................................ 36
         16.7     Application of Funds.......................................................................... 36
         16.8     Facility Operating Deficiencies............................................................... 36

ARTICLE XVII.................................................................................................... 38
         17.      Lessor's Right to Cure Lessee's Default....................................................... 38

ARTICLE XVIII................................................................................................... 39
         18.      Purchase of the Leased Property............................................................... 39

ARTICLE XIX..................................................................................................... 39
         19.      Renewal Terms................................................................................. 39

ARTICLE XX...................................................................................................... 40
         20.      Holding Over.................................................................................. 40

ARTICLE XXI INTENTIONALLY OMITTED............................................................................... 40

ARTICLE XXII.................................................................................................... 40
         22.      Risk of Loss.................................................................................. 40

ARTICLE XXIII................................................................................................... 40
         23.      General Indemnification....................................................................... 40

ARTICLE XXIV.................................................................................................... 41
         24.      Subletting and Assignment..................................................................... 41
         24.1     Prohibition................................................................................... 41
         24.2     Consent....................................................................................... 42
         24.3     Costs......................................................................................... 43
         24.4     No Release of Lessee's Obligations............................................................ 43
         24.5     Assignment of Lessee's Rights Against Sublessee............................................... 43
         24.6     Special Transactions.......................................................................... 44
         24.6.1   Assignment to Affiliate....................................................................... 44
         24.6.2   Public Offering............................................................................... 44
         24.6.3   Other Transfers of Stock or Assets to Third Parties........................................... 45
         24.7     REIT Protection............................................................................... 45
         24.8     Transfers In Bankruptcy....................................................................... 45

ARTICLE XXV..................................................................................................... 46
         25.      Officer's Certificates and Financial Statements............................................... 46
         25.1     Officer's Certificate......................................................................... 46
         25.2     Statements.................................................................................... 46
         25.3     Charges....................................................................................... 48

ARTICLE XXVI.................................................................................................... 48
         26.      Lessor's Right to Inspect and Show the Leased Property........................................ 48

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
ARTICLE XXVII................................................................................................... 48
         27.      No Waiver..................................................................................... 48

ARTICLE XXVIII.................................................................................................. 48
         28.      Remedies Cumulative........................................................................... 48

ARTICLE XXIX.................................................................................................... 49
         29.      Acceptance of Surrender....................................................................... 49

ARTICLE XXX..................................................................................................... 49
         30.      No Merger..................................................................................... 49

ARTICLE XXXI.................................................................................................... 49
         31.      Conveyance by Lessor.......................................................................... 49

ARTICLE XXXII................................................................................................... 49
         32.      Quiet Enjoyment............................................................................... 49

ARTICLE XXXIII.................................................................................................. 50
         33.      Notices....................................................................................... 50

ARTICLE XXXIV................................................................................................... 51
         34.      Appraiser..................................................................................... 51

ARTICLE XXXV INTENTIONALLY OMITTED.............................................................................. 51

ARTICLE XXXVI................................................................................................... 51
         36.1     Lessor May Grant Liens........................................................................ 51
         36.2     Attornment.................................................................................... 52
         36.3     Breach by Lessor.............................................................................. 52

ARTICLE XXXVII.................................................................................................. 52
         37.1     Hazardous Substances.......................................................................... 52
         37.2     Notices....................................................................................... 52
         37.3     Remediation................................................................................... 53
         37.4     Indemnity..................................................................................... 53
         37.5     Environmental Inspection...................................................................... 54

ARTICLE XXXVIII................................................................................................. 54
         38.      Memorandum of Lease........................................................................... 54

ARTICLE XXXIX................................................................................................... 54
         39.      Sale of Assets................................................................................ 54

ARTICLE XL INTENTIONALLY OMITTED................................................................................ 55

ARTICLE XLI..................................................................................................... 55
         41.      Authority..................................................................................... 55

ARTICLE XLII.................................................................................................... 55
         42.      Attorneys' Fees............................................................................... 55

ARTICLE XLIII................................................................................................... 56
         43.      Brokers....................................................................................... 56

ARTICLE XLIV.................................................................................................... 56
         44.1     Miscellaneous................................................................................. 56
         44.1.1   Survival...................................................................................... 56
         44.1.2   Severability.................................................................................. 56
         44.1.3   Non-Recourse.................................................................................. 56
         44.1.4   Licenses...................................................................................... 56
         44.1.5   Successors and Assigns........................................................................ 57
         44.1.6   Termination Date.............................................................................. 57
         44.1.7   Governing Law................................................................................. 58
         44.1.8   Waiver of Trial by Jury....................................................................... 59
         44.1.9   Lessee Counterclaim and Equitable Remedies.................................................... 59
         44.1.10  Entire Agreement.............................................................................. 60
         44.1.11  Headings...................................................................................... 60
         44.1.12  Counterparts.................................................................................. 60
         44.1.13  Joint and Several............................................................................. 60


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
         44.1.14  Interpretation................................................................................ 60
         44.1.15  Time of Essence............................................................................... 60
         44.1.16  Further Assurances............................................................................ 60

Exhibits

Exhibit A         Legal Description of the Land
Exhibit B         List of Lessor's Personal Property
Exhibit C-1       Form of Amendment (Commencement Date and Treasury Rates)
Exhibit C-2       Form of Amendment (Minimum Rent)
Exhibit D         Summary of Capital Renovation Project

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                                     LEASE

                  THIS LEASE ("Lease") is dated as of the 21st day of March, 1996, and is between HCPI TRUST, a Maryland real estate investment trust ("Lessor") and BCC AT MT. ROYAL PINES, INC., a Delaware corporation ("Lessee").

                                   ARTICLE I

                  1. Leased Property; Term.

                  Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee leases from Lessor all of Lessor's rights and interest in and to the following (collectively the "Leased Property"):

                           (a) the real property described in Exhibit A attached hereto (collectively, the "Land");

                           (b) all buildings, structures, Fixtures and other improvements of every kind now or hereafter located on the Land including, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site to the extent Lessor has obtained any interest in the same), parking areas and roadways appurtenant to such buildings and structures and Capital Additions funded by Lessor (collectively, the "Leased Improvements");

                           (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively, the "Related Rights"); and

                           (d) all equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Leased Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures"); and

                           (e) the machinery, equipment, furniture and other personal property described on Exhibit B attached hereto, together with all replacements and substitutes therefor (collectively, "Lessor's Personal Property").

                  SUBJECT, HOWEVER, to the easements, encumbrances, covenants, conditions and restrictions and other matters which affect the Leased Property as of the date hereof or the

Commencement Date or created thereafter as permitted hereunder to have and to hold for (1) a fixed term (the "Fixed Term") commencing on the Commencement Date, as defined below, and ending at 11:59 p.m. Los Angeles time on the expiration of the fifteenth (15th) Lease Year, and (2) the Extended Terms provided for in Article XIX unless this Lease is earlier terminated as hereinafter provided. Promptly after the Commencement Date, the parties shall execute an amendment to this Lease in substantially the form attached hereto as Exhibit C-1 to confirm certain matters; notwithstanding the foregoing, the failure of Lessee to so execute and deliver such amendment shall not affect Lessor's determination of any such matters.

                                   ARTICLE II

                  2. Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable; (iii) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease; (iv) the word "including" shall have the same meaning as the phrase "including, without limitation," and other similar phrases; and (v) the words "herein," "hereof" and "hereunder" and other similar words refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

                  Additional Charges:  As defined in Article III.

                  Additional Rent:  As defined in Article III.

                  Affiliate: Any Person which, directly or indirectly, controls or is controlled by or is under common control with any other Person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under com mon control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests. When used with respect to any corporation, the term "Affiliate" shall also include any Person which owns, directly or indirectly, fifty percent (50%) or more of any class of security of such corporation.

                  Appraiser:  As defined in Article XXXIV.

                  Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

                  Bankruptcy Code: The United Stated Bankruptcy Code (11 U.S.C.
Section 101 et seq.), and any successor statute or legislation thereto.

                  Base Gross Revenues: (i) For the Fixed Term, the Gross Revenues for the second Lease Year of the Fixed Term and (ii) for each Extended Term, the Gross Revenues for the first Lease Year of such Extended Term.

                  Base Period: The period commencing on that date which is eighteen (18) months prior to the date any appraisal of the Facility is made pursuant to the provisions of Article XXXIV and ending on the date which is six
(6) months prior to the date any such appraisal of the Facility is made.

                  BLS: Bureau of Labor Statistics, U.S. Department of Labor.

                  Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

                  Capital Additions: One or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements, or the material expansion of existing improvements, which are constructed on any parcel or portion of the Land, during the Term, including construction of a new wing or new story, or the renovation of existing improvements on the Leased Property in order to provide a functionally new facility needed to provide services not previously offered. The Capital Renovation Project shall be treated for all purposes of this Lease as a "Capital Addition," and all amounts advanced to Lessee, or otherwise expended by Lessor with respect thereto shall be treated as Capital Additions Costs funded by Lessor.

                  Capital Addition Costs: The costs of any Capital Addition made to the Leased Property whether paid for by Lessee or Lessor, including (i) all permit fees and other costs imposed by any governmental authority, the cost of site preparation, the cost of construction including materials and labor, the cost of supervision and related design, engineering and architectural services, the cost of any fixtures, and if and to the extent approved by Lessor, the cost of construction financing; (ii) fees paid to obtain necessary licenses and certificates; (iii) if and to the extent approved by Lessor in writing and in advance, the cost of any land contiguous to the Leased Property which is to become a part of the Leased Property purchased for the purpose of placing thereon the Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same; (iv) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction; (v) the cost of title insurance; (vi) reasonable fees and expenses of legal counsel; (vii) filing, registration and recording taxes and fees; (viii) documentary stamp and similar taxes; and (ix) all reasonable costs and expenses of Lessor and any Person which has committed to finance the Capital Addition, including (a) the reasonable fees and expenses of their respective legal counsel; (b) printing expenses; (c) filing, registration and recording taxes and fees; (d) documentary stamp and similar taxes; (e) title insurance charges and appraisal fees; (f) rating agency fees; and (g) commitment fees charged by any Person advancing or offering to advance any portion of the financing for such Capital Addition.

                  Cash Flow: The net income from the Facility, determined on the basis of GAAP applied on a consistent basis, plus the sum of (i) depreciation and amortization expense; (ii) Rent and other expenses payable hereunder, excluding, however, Impositions; plus (iii) management fees; less the sum of (y) a management fee allowance of five percent (5%) of Gross Revenues for the corresponding period plus (z) an annual, cumulative Two Hundred Dollar ($200) per bed reserve, pro-rated for the corresponding period.

                  Capital Renovation Project:  As defined in Section 9.3.

                  Cash Flow Coverage: For any period, calculated as of the last day of the period, the ratio of Cash Flow attributable to such period to total Rent payable for such period under the Lease.

                  Closing Date:  As defined in the Contract of Acquisition.

                  Code:  The Internal Revenue Code of 1986, as amended.

                  Commencement Date:  The Closing Date.

                  Commercial Occupancy Arrangement: Any commercial (as opposed to resident or patient) subletting, licensing, or other arrangement with third parties relating to the possession or use of any portion of the Leased Property and all Capital Additions.

                  Commercial Occupant: Any Person under a Commercial Occupancy Arrangement.

                  Condemnation: The exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                  Condemnor: Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

                  Consolidated Financials: For any fiscal year or other accounting period for Lessee and its consolidated Subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP.

                  Consolidated Net Worth: At any time, the sum of the following for Lessee and its consolidated Subsidiaries, on a consolidated basis determined in accordance with GAAP:

                           (i) the amount of capital or stated capital (after deducting the cost of any shares held in its treasury), plus

                           (ii) the amount of capital surplus and retained earnings (or, in the case of a capital surplus or retained earnings deficit, minus the amount of such deficit), minus

                           (iii) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (a) unamortized debt discount and expense; and (b) any write-up in book value of assets resulting from a revaluation thereof subsequent to the most recent Consolidated Financials prior to the date hereof, excluding, however, any (i) net write-up in value of foreign currency in accordance with GAAP and (ii) write-up resulting from a change in methods of accounting for inventory.

                  Contract of Acquisition: The agreement of even date herewith by and among Lessor and Lessee relative to the acquisition by Lessor of the Leased Property.

                  Date of Taking: The date the Condemnor has the right to possession of the property being condemned.

                  Environmental Costs:  As defined in Article XXXVI.

                  Environmental Laws: Environmental Laws shall mean any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, guidances, policies, orders, decrees, judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, clean-up, transportation or regulation of any Hazardous Substance, including the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

                  Event of Default:  As defined in Article XVI.

                  Extended Term(s):  As defined in Article XIX.

                  Facility: The 40-unit, assisted living facility being operated on the Leased Property.

                  Facility Mortgage:  As defined in Article XIII.

                  Facility Mortgagee:  As defined in Article XIII.

                  Facility Operating Deficiency: A deficiency in the conduct of the operation of the Facility which, in the reasonable determination of Lessor, if not corrected within a reasonable time, would have the likely effect of jeopardizing the Facility's licensure or certification under government reimbursement programs, to the extent applicable.

                  Fair Market Rental: The fair market rental value of the Leased Property, or applicable portion thereof, based upon the Fair Market Value, including any periodic increases therein, determined in accordance with the appraisal procedures set forth in Articles XXXIV.

                  Fair Market Value: The fair market value of the Leased Property, and all Capital Additions, determined in accordance with the appraisal procedures set forth in Article XXXIV. Fair Market Value shall be the higher value obtained by assuming that the Leased Property is unencumbered by this Lease or encumbered by this Lease. Further, in determining Fair Market Value the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance which will not be removed at or prior to the date as of which such Fair Market Value determination is being made shall be taken into account. The Leased Property shall be valued at its highest and best use which shall be presumed to be as a fully-permitted Facility operated in accordance with the provisions of this Lease. Fair market value of the Leased Property shall not include "going concern" or "business enterprise" value attributable to factors other than the highest and best use of the Leased Property. In addition, except as provided in
Section 16.9, the following specific matters shall be factored in or out, as appropriate, in determining Fair Market Value:

                  (i) The negative value of (a) any deferred maintenance or other items of repair or replacement of the Leased Property, (b) any then current or prior licensure or certification violations and/or admissions holds and (c) any other breach or failure of Lessee to perform or observe its obligations hereunder shall not be taken into account; rather, the Leased Property, and every part thereof, shall be deemed to be in the condition required by this Lease (i.e., good order and repair) and Lessee shall at all times be deemed to have operated the Facility in compliance with and to have performed all obligations of the Lessee under this Lease.

                  (ii) The occupancy level of the Facility shall be deemed to be the greater of (a) the occupancy level as of the date any appraisal of the Facility is performed in accordance with the provisions of
         Article XXXIV and (b) the average occupancy during the Base Period.

                  (iii) If the Facility's Primary Intended Use includes a mixed use, then either (a) the resident mix, patient mix, case mix, and/or diagnostic related group or acuity mix, as applicable, as of the date any appraisal of the Facility is performed in accordance with the provisions of Article XXXIV or (b) the average of such mix during the Base Period, whichever produces the highest positive value, shall be taken into account.

                  Fixed Term:  As defined in Article I.

                  Fixtures:  As defined in Article I.

                  GAAP:  Generally accepted accounting principles.

                  Guarantor: Balanced Care Corporation, a Delaware corporation.

                  Guaranty: The Guaranty of even date herewith executed by Guarantor.

                  Gross Revenues: All revenues received or receivable from or by reason of the operation of the Facility or any other use of the Leased Property, Lessee's Personal Property and all Capital Additions including all revenues received or receivable for the use of or otherwise attributable to units, rooms, beds and other facilities provided, meals served, services performed (including ancillary services), space or facilities subleased or goods sold on or from the Leased Property and all Capital Additions; provided, however, that Gross Revenues shall not include:

                  (i) non-operating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business;

                  (ii) federal, state or local excise taxes and any tax based upon or measured by such revenues which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately;

                  (iii) uncollected or uncollectible credit accounts and other bad debts in accordance with GAAP relating to health care accounting; provided, however, that if Lessee recovers any amount on account of an item deducted pursuant to this clause, the amount so recovered shall be included in Gross Revenues for the month of such receipt; and

                  (iv) security deposits paid to Lessee by residents or patients of the Facility until applied by Lessee against amounts owing or payable by such residents or to patients.

         Gross Revenues for each Lease Year shall include all cost report settlement amounts received in or payable during such Lease Year in accordance with GAAP relating to health care accounting, regardless of the year that such settlement amounts are applicable to; provided, however, that to the extent settlement amounts are applicable to years, or portions thereof, prior to the Commencement Date, such settlement amounts shall not be included in Gross Revenues for the Lease Year in which such settlement amounts are received or paid. Gross Revenues shall also include the Gross Revenues of any Commercial Occupant, i.e., the Gross Revenues generated from the operations conducted on or from such subleased, licensed or other used portion shall be included directly in the Gross Revenues; provided, however, that notwithstanding anything else herein to the contrary, the rent received or receivable by Lessee from or under such Commercial Occupancy Arrangement shall be excluded from Gross Revenues for such purpose.

                  Handling: As defined in Article XXXVII.

                  Hazardous Substances: Collectively, any petroleum, petroleum product or byproduct or any substance, material or waste regulated or listed pursuant to any Environmental Law.

                  HCPI: Health Care Property Investors, Inc., a Maryland corporation.

                  Impositions: Collectively, all taxes, including capital stock, franchise and other state taxes of Lessor (or, if Lessor is not HCPI, of HCPI as a result of its investment in Lessor), ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes; assessments including assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term; ground rents; water, sewer and other utility levies and charges; excise tax levies; fees including license, permit, inspection, authorization and similar fees; and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent and all interest and penalties thereon attributable to any failure in payment by Lessee which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Lessor or Lessor's interest in the Leased Property, (ii) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, that nothing contained in this Lease shall be construed to require Lessee to pay (a) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person, (b) any transfer, or net revenue tax of Lessor or any other Person except Lessee and its successors, (c) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (d) except as expressly provided elsewhere in this Lease, any principal or interest on any indebtedness on the Leased Property for which Lessor is the obligor, except to the extent that any tax, assess ment, tax levy or charge, which is otherwise included in this definition, and a tax, assessment, tax levy or charge set forth in clause (a) or (b) is levied, assessed or imposed in lieu thereof or as a substitute therefor.

                  Incremental Gross Revenues: The positive amount, if any, by which the Gross Revenues for the current Lease Year exceeds the Base Gross Revenues. The Incremental Gross Revenues for any partial Lease Year shall be the positive amount, if any, by which the Gross Revenues for such partial Lease Year exceeds the Base Gross Revenues for the corresponding period of the applicable Lease Year in which Base Gross Revenues is determined.

                  Insurance Requirements: The terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.

                  Intangible Property: All accounts, proceeds of accounts, rents, profits, income or revenues derived from the use of rooms or other space within the Leased Property or the providing of services in or from the Leased Property; documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, causes of action, now owned or hereafter acquired by Lessee (including any right to any refund of any Impositions) arising from or in connection with Lessee's operation or use of the Leased Property; all licenses and permits now owned or hereinafter acquired by Lessee, which are necessary or desirable for Lessee's use of the Leased Property for its Primary Intended Use, including, if applicable, any certificate of need or similar certificate; the right to use any trade name or other name associated with the Facility; and any and all third-party provider agreements (including Medicare and Medicaid).

                  Land: As defined in Article I.

                  Lease: As defined in the preamble.

                  Lease Year: Each period of twelve (12) full calendar months from and after the Commencement Date, unless the Commencement Date is a day other than the first (1st) day of a calendar month, in which case the first Lease Year shall be the period commencing on the Commencement Date and ending on the last day of the eleventh (11th) month following the month in which the Commencement Date occurs and each subsequent Lease Year shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year; provided, however, that the last Lease Year during the Term may be a period of less than twelve (12) full calendar months and shall end on the last day of the Term.

                  Leased Improvements; Leased Property: Each as defined in
Article I.

                  Leasehold FMV: As defined in Article XXIV.

                  Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws (including common law and Environmental
Laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions affecting either the Leased Property, Lessee's Personal Property and all Capital Additions or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property, Lessee's Personal Property and all Capital Additions, (ii) in any way adversely affect the use and enjoyment thereof, or (iii) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance.

                  Lessee: As defined in the preamble.

                  Lessee's Personal Property: The Personal Property other than Lessor's Personal Property.

                  Lessor: As defined in the preamble.

                  Lessor's Personal Property:  As defined in Article I.

                  Minimum Rent:  As defined in Article III.

                  Minimum Repurchase Price: The Purchase Price plus any Capital Addition Costs funded by Lessor.

                  Officer's Certificate: A certificate of Lessee signed by an officer authorized to so sign by its board of directors or by-laws.

                  Overdue Rate: On any date, a rate equal to 2% above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

                  Payment Date: Any due date for the payment of the installments of Minimum Rent, Additional Rent or any other sums payable under this Lease.

                  Person: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

                  Personal Property: All machinery, furniture and equipment, including phone systems and computers, trade fixtures, inventory, supplies and other personal property used or useful in the use of the Leased Property for its Primary Intended Use, other than Fixtures.

                  Primary Intended Use: Personal care and assisted living facility (including assisted living for Alzheimer's patients/residents) and such other uses necessary or incidental to such use.

                  Prime Rate: On any date, a rate equal to the annual rate on such date announced by the Bank of New York to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If the Bank of New York discontinues its use of such prime, base or reference rate or ceases to exist, Lessor shall designate the prime, base or reference rate of another state or federally chartered bank based in New York to be used for the purpose of calculating the Prime Rate hereunder.

                  Purchase Price: As defined in the Contract of Acquisition.

                  Purchase Price Adjustment Date: As defined in the Contract of Acquisition.

                  Quarter: During each Lease Year, the first three (3) calendar month period commencing on the first (1st) day of such Lease Year and each subsequent three (3) calendar month period within such Lease Year; provided, however, that the last Quarter during the Term may be a period of less than three (3) calendar months and shall end on the last day of the Term.

                  Rent: Collectively, the Minimum Rent, Additional Rent and Additional Charges.

                  SEC: Securities and Exchange Commission.

                  State: The Commonwealth of Pennsylvania.

                  Subsidiaries: Corporations or partnerships, each of which Lessee owns, directly or indirectly, more than 50% of the voting stock or partnership interest, or in which Lessee owns 50% of the voting stock and has a voting majority.

                  Term: Collectively, the Fixed Term and any Extended Term(s), as the context may require, unless earlier terminated.

                  Transfer Consideration: As defined in Article XXIV.

                  Unavoidable Delays: Delays due to strike, lockout, inability to procure materials, power failure, act of God, governmental restriction, enemy action, civil commotion, fire, unavoidable casualty or other cause beyond the control of the party responsible for performing an obligation hereunder; provided, however, that a lack of funds shall not be deemed a cause beyond the control of either party hereto.

                  Unsuitable for Its Primary Intended Use: A state or condition of the Facility such that by reason of damage or destruction or Condemnation, in the good faith, reasonable judgment of Lessor, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use.

                                  ARTICLE III

                  3.1 Rent. Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset or deduction, the amounts set forth hereinafter as Minimum Rent and Additional Rent during the Term. Payments of Minimum Rent shall be made on the first day of each calendar month by either a prearranged payment deposit through the Electronic Automated Clearing House Network ("ACH") initiated by Lessee to Lessor's account at an ACH member bank or by wire transfer to Lessor's account as Lessor may designate from time to time. Payments of Additional Rent shall be made at Lessor's address set forth in Article XXXIII or at such other place or to such other Person as Lessor from time to time may designate in writing.

                  3.1.1 Minimum Rent.

                  (i) Subject to an upward adjustment(s) with respect to Capital Renovation Project funded by Lessor as described below, for the period from the Commencement Date through the expiration of the first Lease Year, Lessee shall pay to Lessor "Minimum Rent" monthly, in advance on or before the first day of each calendar month, an amount equal to $19,975.00. In addition to any increase pursuant to clause (ii) below, such monthly Minimum Rent shall be increased from time to time on the date of any payment by Lessor with respect to the Capital Renovation Project provided for in Section 9.3 by one-twelfth (1/12th) of the product of (y) the amount of the particular payment, times (z) Three and Seventy-Five Hundredths Percent (3.75%) above the ten-year U.S. Treasury Note Rate, published in the Wall Street Journal three (3) Business Days prior to the date of such payment by Lessor and quoting the rate for the immediately prior Business Day. The first monthly payment of Minimum Rent shall be payable on the Commencement Date (prorated as to any partial calendar month of the beginning of the Term). Monthly Minimum Rent payable for months during which a change in the Minimum Rent occurs by reason of any payments made by Lessor on account of the Capital Renovation Project, by reason of any Capital Additions funded by Lessor or otherwise as provided herein, shall be prorated based upon the number of days for which the adjusted rental amounts apply. From time to time at Lessor's reasonable request, Lessor and Lessee shall enter into an amendment to this Lease in substantially the form attached hereto as Exhibit C-2 to reflect the Minimum Rent payable hereunder. Notwithstanding the foregoing, the failure of Lessee to so execute and delivery such amendment shall not affect the determination of such matters.

                  (ii) As of the expiration of the first Lease Year, the annual Minimum Rent then in effect shall be increased by an amount equal to the product of (i) Thirty One Hundredths Percent (.30%) times (ii) the Minimum Repurchase Price as of such date.

                  (iii) If the rate in (y) below is greater than the rate in
(x) below, then as of the expiration of the tenth (10th) Lease Year, the annual Minimum Rent then in effect shall be increased by an amount equal to the product of (i) the difference between (x) the 5-year U.S. Treasury Note rate, published in the Wall Street Journal, three (3) Business Days prior to the Commencement Date and quoting the rate as of the immediately prior Business Day, and (y) the 5-year U.S. Treasury Note rate, published in the Wall Street Journal, three (3) Business Days prior to expiration of the tenth (10th) Lease Year and quoting the rate as of the immediately prior Business Day, times (ii) the Minimum Repurchase Price as of such date.

                  In no event shall the Minimum Rent after any such adjustment pursuant to this clause (iii) be less than One Hundred Percent (100%) nor more than One Hundred Three Percent (103%) of the Minimum Rent in effect immediately prior to such adjustment (without taking into account any increase in Minimum Rent resulting from any payments made by Lessor on account of a Capital Renovation Project). If either the 5-Year or 10-Year U.S. Treasury Note rate is discontinued prior to that date which is three (3) Business

Days prior to the applicable adjustment date, then such calculation shall be made instead by reference to a substitute rate selected by Lessor that is comparable to the 5-Year or 10-Year U.S. Treasury Note rate, as applicable, and such substitute rate shall be compared to the 5-Year or 10-Year U.S. Treasury Note, as applicable, published in the Wall Street Journal, three (3) Business Days prior to the Commencement Date or adjustment date, as applicable, and quoting the rate as of the immediately prior Business Day. Similarly, if the Wall Street Journal is discontinued, a substitute publication selected by Lessor shall be used.

                  3.1.2 Additional Rent. In addition to the Minimum Rent, Lessee shall, commencing with the first Quarter of the third Lease Year of the Fixed Term and continuing through the expiration of the Fixed Term, pay to Lessor annual "Additional Rent" in the amount of Twenty Percent (20%) of Incremental Gross Revenues. Beginning in the fourth Lease Year of the Fixed Term and in each Lease Year thereafter during the Fixed Term, Additional Rent shall be at least equal to the highest annual Additional Rent attributable to any prior Lease Year during the Fixed Term. During each Extended Term, if any, Lessee shall, commencing with the first Quarter of the second Lease Year of such Extended Term and continuing through the expiration of such Extended Term, pay to Lessor annual "Additional Rent" in the amount of Twenty Percent (20%) of Incremental Gross Revenues. Beginning in the third Lease Year and in each Lease Year thereafter during each such Extended Term, Additional Rent shall be at least equal to the highest annual Additional Rent attributable to any prior Lease Year during the applicable Extended Term.

                  3.2 Quarterly Calculation and Payment of Additional Rent; Annual Reconciliation.

                  3.2.1 Lessee shall calculate and pay Additional Rent quarterly, in arrears, for the portion of the entire Lease Year, on a cumulative basis, up to the end of the Quarter then most recently ended, less the Additional Rent already paid and attributable to such Lease Year. If at the time any calculation on account of Additional Rent is to be made the applicable Gross Revenues are not yet available, Lessee shall use its best estimate of the applicable Gross Revenues. Each quarterly payment of Additional Rent shall be delivered to Lessor, together with an Officer's Certificate setting forth the calculation thereof, on or before the last Business Day of the calendar month immediately following the end of the corresponding Quarter.

                  3.2.2 Within sixty (60) days after the end of each Lease Year, Lessee shall deliver to Lessor an Officer's Certificate setting forth the Gross Revenues for such Lease Year. As soon as practicable following receipt by Lessor of such Certificate, Lessor shall determine the Additional Rent for such Lease Year and give Lessee notice of the same together with the calculations upon which the Additional Rent was based. If such Additional Rent exceeds the sum of the quarterly payments of Additional Rent previously paid by Lessee with respect to such Lease Year, Lessee shall forthwith pay such deficiency to Lessor. If such Additional Rent for such Lease Year is less than the amount previously paid by Lessee with respect thereto, Lessor shall, at Lessee's option, either (i) remit to Lessee its check in an amount equal to such difference, or (ii) credit such difference against the quarterly payments of Additional Rent next coming due.

                  3.2.3 Any difference between the annual Additional Rent for any Lease Year as shown in said Officer's Certificate and the total amount of quarterly payments for such Lease Year previously paid by Lessee, whether in favor of Lessor or Lessee, shall bear interest at a rate equal to the rate payable on 90-day U.S. Treasury Bills as of the last Business Day of such Lease Year until the amount of such difference shall be paid or otherwise discharged.

                  3.2.4 If the expiration or earlier termination of the Term is a day other than the last day of a Lease Year, then the amount of the last quarterly installment of Additional Rent shall be paid pro rata on the basis of the actual number of days in such Lease Year.

                  3.2.5 As soon as practicable after the expiration or earlier termination of the Term, a final reconciliation of Additional Rent shall be made taking into account, among other relevant adjustments, any unresolved contractual allowances which relate to Gross Revenues accrued prior to such expiration or termination; provided that if the final reconciliation has not been made within six (6) months of such expiration or termination, then a final reconciliation shall be made at that time based on all available relevant information, including Lessee's good faith best estimate of the amount of any unresolved contractual allowances.

                  3.3 Confirmation of Additional Rent. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in accordance with GAAP which will accurately record all Gross Revenues and Lessee shall retain for at least five (5) years after the expiration of each Lease Year reasonably adequate records conforming to such accounting system showing all Gross Revenues for such Lease Year. Lessor, at its own expense except as provided hereinbelow, shall have the right from time to time by its accountants or representatives, to review and/or audit the information set forth in the Officer's Certificate referred to in Section 3.2 and in connection with such review and/or audit to examine Lessee's records with respect thereto (including supporting data and sales tax returns) subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations including any duly enacted "Patients' Bill of Rights" or similar legislation, or as may be necessary to preserve the confidentiality of the Facility-patient relationship and the physician-patient privilege. If any such review and/or audit discloses a deficiency in the payment of Additional Rent, Lessee shall forthwith pay to Lessor the amount of the deficiency together with interest thereon at the Overdue Rate compounded monthly from the date when said payment should have been made to the date of payment thereof. If any such review and/or audit discloses that the Gross Revenues actually received by Lessee for any Lease Year exceed those reported by Lessee by more than two percent (2%), Lessee shall pay the costs of such review and/or audit. Any proprietary information obtained by Lessor pursuant to such review and/or audit shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation or arbitration proceedings between the parties and except further that Lessor may disclose such information to prospective lenders or purchasers.

                  3.4 Additional Charges. In addition to the Minimum Rent and Additional Rent, (i) Lessee shall also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease; and (ii) in the event of any failure on the part of Lessee to pay any of those items referred to in clause
(i) above, Lessee shall also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (i) and (ii) above being referred to herein collectively as the "Additional Charges").

                  3.5 Late Payment of Rent. Lessee hereby acknowledges that late payment by Lessee to Lessor of Rent will cause Lessor to incur costs not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Such costs may include processing and accounting charges and late charges which may be imposed on Lessor by the terms of any loan agreement and other expenses of a similar or dissimilar nature. Accordingly, if any installment of Rent other than Additional Charges payable to a Person other than Lessor shall not be paid within five (5) Business Days after its due date, Lessee will pay Lessor on demand a late charge equal to the lesser of (i) five percent (5%) of the amount of such installment or (ii) the maximum amount permitted by law. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. The parties further agree that such late charge is Rent and not interest and such assessment does not constitute a lender or borrower/creditor relationship between Lessor and Lessee. In addition, the amount unpaid, including any late charges, shall bear interest at the Overdue Rate compounded monthly from the due date of such installment to the date of payment thereof, and Lessee shall pay such interest to Lessor on demand. The payment of such late charge or such interest shall not constitute waiver of, nor excuse or cure, any default under this Lease, nor prevent Lessor from exercising any other rights and remedies available to Lessor.

                  3.6 Net Lease. This Lease is and is intended to be what is commonly referred to as a "net, net, net" or "triple net" lease. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Minimum Rent, Additional Rent and Additional Charges throughout the Term.

                                   ARTICLE IV

                  4.1 Impositions.

                  4.1.1 Subject to Article XII relating to permitted contests, Lessee shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment. Lessee shall make such payments directly to the taxing authorities where feasible, and promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay Impositions shall be absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Lessee may pay the same, and any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.

                  4.1.2 Lessor shall prepare and file all tax returns and reports as may be required by Legal Requirements with respect to Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee shall prepare and file all other tax returns and reports as may be required by Legal Requirements.

                  4.1.3 Any refund due from any taxing authority in respect of any Imposition paid by Lessee shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. Any other refund shall be paid over to or retained by Lessor.

                  4.1.4 Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. If any property covered by this Lease is classified as personal property for tax purposes, Lessee shall file all personal property tax returns in such jurisdictions where it must legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, shall provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns and to the extent practicable, Lessee shall be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest.

                  4.1.5 Lessee may, upon notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's expense as aforesaid, shall reasonably cooperate with Lessee in such protest, appeal, or other action but at no cost or expense to Lessor. Billings for reimbursement by Lessee to Lessor of personal property or real property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property or real property with respect to which such payments are made.

                  4.1.6 Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor has knowledge, but Lessor's failure to give any such notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions.

                  4.1.7 Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination.

                  4.2 Utilities. Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property and all Capital Additions thereto. Lessee shall also pay or reimburse Lessor for all costs and expenses of any kind whatsoever which at any time with respect to the Term hereof may be imposed against Lessor by reason of any of the covenants, conditions and/or restrictions affecting the Leased Property or any portion thereof, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property, including any and all costs and expenses associated with any utility, drainage and parking easements.

                  4.3 Insurance. Lessee shall pay or cause to be paid all premiums for the insurance coverage required to be maintained by Lessee hereunder.

                  4.4 Impound Account. Lessor may, at its option to be exercised by thirty (30) days' written notice to Lessee, at any time after the occurrence of a late payment of any Impositions or premiums for insurance coverage required to be maintained by Lessee hereunder, require Lessee to deposit, at the time of any payment of Minimum Rent, an amount equal to one-twelfth of Lessee's estimated annual taxes, of every kind and nature, required pursuant to Section 4.1 plus one-twelfth of Lessee's estimated annual insurance premiums required pursuant to Section 4.3 into an impound account as directed by Lessor. Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited in such order of priority as Lessor shall determine, on or before the respective dates on which the same or any of them would become delinquent. The cost of administering such impound account shall be paid by Lessee. Nothing in this Section 4.4 shall be deemed to affect any right or remedy of Lessor hereunder.

                  4.5 Tax Service. In the event that Lessee shall at any time during the Term fail to pay any Impositions as and when due hereunder (whether or not the same constitutes an Event of Default), then Lessee shall, at its sole cost and expense, upon written request by Lessor cause to be furnished to Lessor a tax reporting service, to be designated by Lessor, covering the Leased Property.

                                   ARTICLE V

                  5. No Termination, Abatement, etc. Except as otherwise specifically provided in this Lease, Lessee shall remain bound by this Lease in accordance with its terms and shall not seek or be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. The respective obligations of Lessor and Lessee shall not be affected by reason of
(i) any damage to or destruction of the Leased Property or any portion thereof from whatever cause or any Condemnation of the Leased Property or any portion thereof; (ii) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, the interference with such use by any Person or by reason of eviction by paramount title; (iii) any claim that Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor hereunder or under any other agreement between Lessor and Lessee or to which Lessor and Lessee are parties; (iv) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor; or (v) for any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or (b) which may entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                                   ARTICLE VI

                  6.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease. Lessee shall, at its expense, restore the Leased Property to the condition required by Section 9.1.4.

                  6.2 Personal Property. During the Term, Lessee shall, as necessary and at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Lessee's Personal Property and replacements thereof which shall be the property of and owned by Lessee. Except as provided in Sections 6.3 and 16.10, Lessor shall have no rights to Lessee's Personal Property. Lessee shall provide and maintain during the entire Term all Personal Property necessary in order to operate the Facility in compliance with all licensure and certification requirements, all Legal Requirements and all Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.

                  6.3 Transfer of Personal Property and Capital Additions to Lessor. Upon the expiration or earlier termination of this Lease, all Capital Additions not owned by Lessor and Lessee's Personal Property shall become the property of Lessor, free of any encumbrance and Lessee shall execute all documents and take any actions reasonably necessary to evidence such ownership and discharge any encumbrance.

                                  ARTICLE VII

                  7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair, free from Hazardous Substances not in compliance with Legal Requirements, and satisfactory for its purposes hereunder. Regardless, however, of any examination or inspection made by Lessee and whether or not any patent or latent defect or condition was revealed or discovered thereby, Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property including any defects or adverse conditions not discovered or otherwise known by Lessee as of the date hereof. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, IT BEING AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY LESSEE INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS.

                  7.2 Use of the Leased Property.

                  7.2.1 Lessee covenants that it will obtain and maintain all authorization and approvals needed to use and operate the Leased Property and the Facility for the Primary Intended Use and any other use conducted on the Leased Property as may be permitted from time to time hereunder in accordance with Legal Requirements including applicable licenses, provider agreements, permits, and Medicare and/or Medicaid certification.

                  7.2.2 Lessee shall use or cause to be used the Leased Property and the improvements thereon for its Primary Intended Use. Lessee shall not use the Leased Property or any portion thereof or any Capital Addition thereto for any other use without the prior written consent of Lessor, which consent Lessor may withhold in its sole discretion.

                  7.2.3 Lessee shall operate continuously the Leased Property and all Capital Additions thereto in accordance with its Primary Intended Use. Lessee shall devote the entire Facility and all Capital Additions thereto to the Primary Intended Use, except for areas reasonably required for office or storage space uses incidental to the Primary Intended Use. Lessee shall not modify the services offered or take any other action (e.g., removing patients or residents from the Facility or directing patients or residents, or prospective patients or residents, to another Facility) which would materially reduce Gross Revenues. Lessee shall at all times maintain an adequate staff for the service of its residents and/or patients, in each case assuming an occupancy level for the Facility which is not less than the average occupancy level for similar facilities in the State. Lessee shall employ its best judgement, efforts and abilities to operate the Facility in such a manner so as to maximize Gross Revenues and to enhance the reputation and attractiveness of the Facility, in each case within the limits and bounds of all Legal Requirements.

                  7.2.4 Lessee shall conduct its business at the Facility in conformity with the customary standards of patient or resident care practice provided in similar facilities in the State.

                  7.2.5 Lessee shall not commit or suffer to be committed any waste on the Leased Property or any Capital Addition thereto or cause or permit any nuisance thereon.

                  7.2.6 Lessee shall neither suffer nor permit the Leased Property or any portion thereof or any Capital Addition thereto, or Lessee's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor's title thereto or to any portion thereof or (ii) may make possible a claim of adverse use or possession, or an implied dedication of the Leased Property or any portion thereof or any Capital Addition thereto.

                  7.2.7 For purposes of computing Incremental Gross Revenues for any Lease Year or other period during which Lessee is in breach or violation of any of the covenants set forth in Sections 7.2.1 through 7.2.4, Lessee's Gross Revenues for such Lease Year or other period shall be deemed to be the greater of Lessee's Gross Revenues for (i) such Lease Year or other period, or (ii) 110% of the highest Gross Revenues for any prior Lease Year or any corresponding period of any prior Lease Year, as applicable, as determined by Lessor.

                  7.3 Lessor to Grant Easements, etc. Lessor shall, from time to time so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense, but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed (i) grant easements and other rights in the nature of easements; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property; (iii) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (iv) execute petitions to have the Leased Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants, conditions and restrictions affecting the Leased Property; and (vi) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers to the extent of its interest in the Leased Property, but only upon delivery to Lessor of an Officer's Certificate stating that such grant release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

                  7.4 Preservation of Gross Revenues. Lessee acknowledges that a fair return to Lessor on its investment in the Leased Property is dependent, in part, on the concentration on the Leased Property during the Term of the skilled nursing home business of Lessee and its Affiliates in the geographical area of the Leased Property. Lessee further acknowledges that diversion of residents and/or patients, as applicable, from the Facility to other facilities or institutions owned, operated or managed, whether directly or indirectly, by Lessee or its Affiliates will have a material adverse impact on the value and utility of the Leased Property. Accordingly, Lessor and Lessee agree as follows:

                  7.4.1 During the Term and for a period of one (1) year thereafter, neither Lessee nor any of its Affiliates, directly or indirectly, shall operate, own, manage or have any interest in or otherwise participate in or receive revenues from any other facility or institution providing services or similar goods to those provided in connection with the Facility and the Primary Intended Use, within a five (5) mile radius outward from the outside boundary of the Leased Property. All distances shall be measured on a straight line rather than on a driving distance basis. In the event that any portion of such other facility or institution is located within such restricted area the entire facility or institution shall be deemed located within such restricted area. Without limiting Lessor's remedies, if Lessee should violate the covenant contained in this Section during the Term of this Lease, Lessor may, at its option, include the Gross Revenues of such other facility or institution in the Gross Revenues from the Leased Property for the purpose of computing Incremental Gross Revenues hereunder. If Lessor so elects, all the provisions of Article III hereof shall be applicable to all records pertaining to such facility or institution.

                  7.4.2 Except as required for medically appropriate reasons, prior to and after the expiration or earlier termination of this Lease, Lessee shall not recommend or solicit the removal or transfer of any resident or patient from the Leased Property to any other facility or institution (i) in which Lessee or any Affiliate of Lessee, directly or indirectly has any interest or (ii) which otherwise materially affects Gross Revenues from the Facility.

                                  ARTICLE VIII

                  8. Compliance with Legal and Insurance Requirements, Instruments, etc. Subject to Article XII regarding permitted contests, Lessee, at its expense, shall promptly (i) comply with all Legal Requirements and Insurance Requirements regarding the use, operation, maintenance, repair and restoration of the Leased Property, Lessee's Personal Property and all Capital Additions whether or not compliance therewith may require structural changes in any of the Leased Improvements or Capital Additions thereto or interfere with the use and enjoyment of the Leased Property and (ii) procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations required for the use of the Leased Property, Lessee's Personal Property and all Capital Additions for the Primary Intended Use and any other use of the Leased Property, Lessee's Personal Property and all Capital Additions then being made, and for the proper erection, installation, operation and maintenance of the Leased Property, Lessee's Personal Property and all Capital Additions. Lessor may, but shall not be obligated to, upon prior written notice to Lessee (except in an emergency, where prior notice shall not be required) enter upon the Leased Property and all Capital Additions thereto and take such actions and incur such costs and expenses to effect such compliance as it deems reasonably advisable to protect its interest in the Leased Property and Capital Additions thereto, and Lessee shall reimburse Lessor for all costs and expenses incurred by Lessor in connection with such actions. Lessee covenants and agrees that the Leased Property, Lessee's Personal Property and all Capital Additions shall not be used for any unlawful purpose.

                                   ARTICLE IX

                  9.1 Maintenance and Repair

                  9.1.1 Lessee, at its expense, shall maintain the Leased Property, and every portion thereof, Lessee's Personal Property and all Capital Additions, and all private roadways, sidewalks and curbs appurtenant to the Leased Property, and which are under Lessee's control in good order and repair whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, Lessee's Personal Property and all Capital Additions, and, except as otherwise expressly provided in Article XIV with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, including those necessary to comply with changes in any Legal Requirements, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date. All repairs shall be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof or any Capital Addition thereto for its Primary Intended Use.

                  9.1.2 Lessor shall not under any circumstances be required to
(i) build or rebuild any improvements on the Leased Property; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

                  9.1.3 Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof or any Capital Addition thereto; or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof or any Capital Addition thereto.

                  9.1.4 Unless Lessor shall convey any of the Leased Property to Lessee pursuant to the provisions of this Lease, Lessee shall, upon the expiration or earlier termination of the Term, vacate and surrender the Leased Property, Lessee's Personal Property and all Capital Additions to Lessor in the condition in which the Leased Property was originally received from Lessor and Lessee's Personal Property and Capital Additions were originally introduced to the Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear.

                  9.2 Encroachments, Restrictions, Mineral Leases, etc. If any of the Leased Improvements or Capital Additions shall, at any time, encroach upon any property, street or right-of-way, or shall violate any restrictive covenant or other agreement affecting the Leased Property, or any part thereof or any Capital Addition thereto, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property or any Capital Addition thereto is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of Lessor or any Person affected by any such encroachment, violation or impairment, Lessee, at its sole cost and expense, but subject to its right to contest the existence of any such encroachment, violation or impairment, shall protect, indemnify, save harmless and defend Lessor from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys', consultants' and experts' fees and expenses) based on or arising by reason of any such encroachment, violation or impairment. In the event of an adverse final determination with respect to any such encroachment, violation or impairment, Lessee shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee; or (ii) make such changes in the Leased Improvements and any Capital Addition thereto, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements or any Capital Addition thereto, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements and any Capital Addition thereto for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements and Capital Additions were operated prior to the assertion of such encroachment, violation or impairment. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Lessor for any damages incurred by any such encroachment, violation or impairment, Lessee shall either be entitled to (i) a credit for any sums recovered by Lessor under any such policy of title or other insurance or (ii) to proceed against any such insurer in the name of Lessor and retain any amounts received by Lessee in the name of Lessor under any such policy of title or other insurance on account of such encroachment, violation or impairment.

                  9.3 Capital Repairs to be Performed by Lessee. Lessee shall, on or before March 31, 1997, make certain repairs to the Facility based on the recommendations of Barge, Waggoner, Sumner and Cannon, Inc. as described in the Building Condition Evaluation Report dated January 19, 1996, and agreed upon by Lessee and Lessor, which agreed upon improvements and repairs are summarized on Exhibit D attached hereto (the "Capital Renovation Project"). Provided no Event of Default exists and no event has occurred or conditions exist which with notice or lapse of time or both would constitute an Event of Default, Lessor has agreed to fund one-half (1/2) of the out-of-pocket costs and expenses incurred by Lessee in completing such Capital Renovation Project; provided, however, that in no event shall the amount to be funded by Lessor hereunder exceed the sum of $75,000. Any costs in excess of those which Lessor has agreed to fund shall be the sole responsibility of

Lessee. Such funding by Lessor shall be advanced to Lessee upon completion of the entire Capital Renovation Project and Lessor's receipt of the following:

                  (a) Any information, certificates, licenses, permits or other documents requested by Lessor which are necessary to confirm that Lessee is able to use the Facility upon completion of the Capital Renovation Project in accordance with its Primary Intended Use, including all required federal, state or local government licenses and approvals;

                  (b) An Officer's Certificate and, if requested, a certificate from Lessee's Architect or contractor, setting forth in reasonable detail the actual out-of-pocket costs incurred by Lessee in connection with such Capital Renovation Project;

                  (c) Endorsements to any then existing policy of title insurance covering the Leased Property or commitments thereof satisfactory in form and substance to Lessor (i) updating the same without any additional exceptions except as may be approved by Lessor and (ii) increasing the coverage thereof by an amount equal to the amounts advanced to Lessee hereunder with respect to the Capital Renovation Project; and

                  (d) Such other billing statements, invoices, certificates, endorsements, opinions, site assessments, surveys, resolutions, ratifications, lien releases and waivers and other instruments and information that may be reasonably required by Lessor.

                                   ARTICLE X

                  10. Construction of Capital Additions to the Leased Property. Without the prior written consent of Lessor which consent may be withheld or granted by Lessor in its sole and absolute discretion, Lessee shall make no Capital Additions on or structural alterations to the Leased Property and shall not enlarge or reduce the size of the Facility.

                                   ARTICLE XI

                  11. Liens. Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any Capital Addition thereto or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this Lease; (ii) the matters that existed as of the Commencement Date; (iii) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any easements granted pursuant to the provisions of Section 7.3; (iv) liens for Impositions which Lessee is not required to pay hereunder; (v) subleases permitted by
Article XXIV; (vi) liens for Impositions not yet delinquent; (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for amounts not yet due; and (viii) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXVI.

                                  ARTICLE XII

                  12. Permitted Contests. Lessee, upon prior written notice to Lessor, on its own or in Lessor's name, at Lessee's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim; provided, however, that
(i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property or any Capital Addition thereto; (ii) neither the Leased Property or any Capital Addition thereto, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, neither Lessor nor Lessee would be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) if any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars ($50,000), Lessee shall, unless waived in writing by Lessor, deliver to Lessor and its counsel an opinion of legal counsel reasonably acceptable to Lessor to the effect set forth in clauses (i), (ii) and (iii) above, to the extent applicable; (v) in the case of a Legal Requirement, Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be required by Lessor to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or any Capital Addition thereto or the Rent by reason of such non-payment or noncompliance; (vi) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained; and (vii) if such contest be finally resolved against Lessor or Lessee, Lessee shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Lessor, at Lessee's expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein. The provisions of this Article XII shall not be construed to permit Lessee to contest the payment of Rent or any other amount payable by Lessee to Lessor hereunder. Lessee shall indemnify, defend, protect and save Lessor harmless from and against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

                                  ARTICLE XIII

                  13.1 General Insurance Requirements. During the Term, Lessee shall at all times keep the Leased Property, and all property located in or on the Leased Property, including Capital Additions, the Fixtures and the Personal Property, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property is located. All liability type policies must name Lessor as an "additional insured." All property, loss of rental and business interruption type policies shall name Lessor as "loss payee." Losses shall be payable to Lessor and/or Lessee as provided in Article XIV. In addition, the policies, as appropriate, shall name as an "additional insured" or "loss payee" the holder of any mortgage, deed of trust or other security agreement ("Facility Mortgagee") securing any indebtedness or any other Encumbrance placed on the Leased Property in accordance with the provisions of

Article XXXVI ("Facility Mortgage") by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Lessor, Lessee, and each Facility Mortgagee; provided, however, that Lessor's consent shall not be required to adjust any loss, the amount in controversy of which is less than $10,000.00, so long as Lessee provides prior written notice to Lessor of Lessee's intent to make such loss adjustment. Evidence of insurance shall be deposited with Lessor and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgage requires deposits of insurance to be made with such Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer such amounts to each Facility Mortgagee, or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. The policies shall insure against the following risks:

                  13.1.1 Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as special form perils, earthquake (including earth movement), sinkhole and windstorm in an amount not less than the insurable value on a replacement cost basis (as defined below in Section 13.2) and including a building ordinance coverage endorsement;

                  13.1.2 Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, in such limits with respect to any one accident as may be reasonably requested by Lessor from time to time;

                  13.1.3 Flood (when the Leased Property is located in whole or in part within a designated 100-year flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area;

                  13.1.4 Loss of rental value in an amount not less than twelve
(12) months' Rent payable hereunder or business interruption in an amount not less than twelve (12) months of income and normal operating expenses including payroll and Rent payable hereunder with an endorsement extending the period of indemnity by at least ninety (90) days (Building Ordinance - Increased Period of Restoration Endorsement) necessitated by the occurrence of any of the hazards described in Sections 13.1.1, 13.1.2 or 13.1.3;

                  13.1.5 Claims for bodily injury or property damage under a policy of commercial general liability insurance with amounts not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit and Three Million No/100 Dollars ($3,000,000.00) in the annual aggregate; and

                  13.1.6 Medical professional liability with amounts not less than One Million Dollars ($1,000,000) combined single limit and Three Million Dollars ($3,000,000) in the annual aggregate.

                  13.2 Replacement Cost. The term "replacement cost" shall mean the actual replacement cost of the insured property from time to time with new materials and workmanship of like kind and quality. If either party believes that the replacement cost has increased or decreased at any time during the Term, it shall have the right to have such replacement cost redetermined by an impartial national insurance company reasonably acceptable to both parties (the "impartial appraiser"). The party desiring to have the replacement cost so redetermined shall forthwith, on receipt of such determination by the impartial appraiser, give written notice thereof to the other party hereto. The determination of the impartial appraiser shall be final and binding on the parties hereto, and Lessee shall forthwith increase or decrease the amount of the insurance carried pursuant to this Article to the amount so determined by the impartial appraiser. Each party shall pay one-half (1/2) of the fee, if any, of the impartial appraiser. If Lessee has made improvements to the Leased Property, Lessor may at Lessee's expense have the replacement cost redetermined at any time after such improvements are made, regardless of when the replacement cost was last determined.

                  13.3 Additional Insurance. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be reasonably required from time to time by any Facility Mortgagee and shall further at all times maintain adequate workers' compensation coverage and any other coverage required by Legal Requirements for all Persons employed by Lessee on the Leased Property and any Capital Addition thereto in accordance with Legal Requirements.

                  13.4 Waiver of Subrogation. All insurance policies carried by either party covering the Leased Property and any Capital Addition thereto and Lessee's Personal Property including contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. Each party waives any claims it has against the other party to the extent such claim is covered by insurance.

                  13.5 Policy Requirements. All of the policies of insurance referred to in this Article shall be written in form satisfactory to Lessor and by insurance companies with a policyholder rating of "A" and a financial rating of "X" in the most recent version of Best's Key Rating Guide. Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and with respect to any renewal policy, at least ten (10) days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor, at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, in which event the cost thereof, together with interest thereon at the Overdue Rate, shall be repayable to Lessor upon demand therefor. Each insurer shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor not less than ten (10) days' written notice before the policy or policies in question shall be altered, allowed to expire or cancelled. Each policy shall have a deductible or deductibles, if any, which are no greater than those normally maintained for similar facilities in the State.

                  13.6 Increase in Limits. If either party shall at any time believe the limits of the insurance required hereunder to be either excessive or insufficient, the parties shall endeavor to agree in writing on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party reasonably selected by Lessor, who shall take into account the limits for insurance typically maintained by operator of facilities similar to the Facility in the State. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts required by any of the Facility Mortgagee.

                  13.7 Blanket Policies and Policies Covering Multiple Locations. Notwithstanding anything to the contrary contained in this Article, Lessee's obligations to carry the casualty insurance provided for herein may be brought within the coverage of a blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied. For any liability policies covering facilities in addition to the Leased Property, Lessor may require excess limits as Lessor reasonably determines.

                  13.8 No Separate Insurance. Lessee shall not, on Lessee's own initiative or pursuant to the request or requirement of any third party, (i) take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by, Lessee or (ii) increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insured and the loss is payable under such insurance in the same manner as losses are payable under this Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

                                  ARTICLE XIV

                  14.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, under any policy of insurance required to be carried hereunder shall be paid to Lessor and made available by Lessor to Lessee from time to time for the reasonable costs of reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property (or in the event neither Lessor nor Lessee is required or elects to repair and restore, all such insurance proceeds) shall be retained by Lessor except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance shall belong to Lessor.

                  14.2 Insured Casualty.

                  14.2.1 If the Leased Property is damaged or destroyed from a risk covered by insurance carried by Lessee such that the Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall either (i) restore the Leased Property to substantially the same condition as existed immediately before such damage or destruction, or (ii) offer to acquire the Leased Property from Lessor for a purchase price equal to the greater of (y) the Minimum Repurchase Price or (z) the Fair Market Value immediately prior to such damage or destruction. If Lessor does not accept Lessee's offer to so purchase the Leased Property, Lessee may either withdraw such offer and proceed to restore the Leased Property to substantially the same condition as existed immediately before such damage or destruction or terminate the Lease in which event Lessor shall be entitled to retain the insurance proceeds. Upon any such early termination of this Lease, the provisions of Section 44.6 shall apply.

                  14.2.2 If the Leased Property is damaged from a risk covered by insurance carried by Lessee, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Leased Property to substantially the same condition as existed immediately before such damage. Such damage shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time after diligent efforts obtain the necessary government approvals needed to restore and operate the Facility for its Primary Intended Use, Lessee may offer to purchase the Leased Property for a purchase price equal to the greater of (y) the Minimum Repurchase Price or
(z) the Fair Market Value immediately prior to such damage. If Lessee shall make such offer and Lessor does not accept the same, Lessee may either withdraw such offer and proceed to restore the Leased Property to substantially the same condition as existed immediately before such damage or destruction, or terminate the Lease, in which event Lessor shall be entitled to retain the insurance proceeds. Upon any such early termination of this Lease, the provisions of Section 44.6 shall apply.

                  14.2.3 If the cost of the repair or restoration exceeds the amount of proceeds received by Lessor from the insurance required to be carried hereunder, Lessee shall contribute any excess amounts needed to restore the Facility. Such difference shall be paid by Lessee to Lessor together with any other insurance proceeds, for application to the cost of repair and restoration and disbursement to Lessee in accordance with the provisions of Section 14.1.

                  14.2.4 If Lessor accepts Lessee's offer to purchase the Leased Property pursuant to either of Section 14.2.1 or 14.2.2, as applicable, this Lease shall terminate as to the Leased Property upon payment of the purchase price and Lessor shall remit to Lessee all insurance proceeds pertaining to the Leased Property then held by Lessor.

                  14.3 Uninsured Casualty.

                  14.3.1 If the Leased Property is damaged or destroyed from a risk not covered by insurance carried by Lessee, such that the Facility is thereby rendered Unsuitable for its Primary Intended Use, Lessee shall either
(i) restore the Leased Property to substantially the same condition as existed immediately prior to such damage or destruction, or (ii) offer to acquire the Leased Property from Lessor for a purchase price equal to the greater of (y) the Minimum Repurchase Price or (z) the Fair Market Value immediately prior to such damage or destruction. If Lessor does not accept Lessee's offer to so purchase the Leased Property, which Lessor shall have the right to accept or reject in its sole and absolute discretion, Lessee shall immediately proceed to restore the Leased Property to substantially the same condition as existed immediately prior to such damage or destruction.

                  14.3.2 If the Leased Property is damaged from a risk not covered by insurance carried by Lessee, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Leased Property to substantially the same condition that existed before such damage. Such damage shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time after diligent efforts obtain the necessary government approvals needed to restore and operate the Facility for its Primary Intended Use, Lessee may offer to purchase the Leased Property for a purchase price equal to the greater of (y) the Minimum Repurchase Price or
(z) the Fair Market Value immediately prior to such damage. If Lessor does not accept Lessee's offer to so purchase the Leased Property, which Lessor shall have the right to accept or reject in its sole and absolute discretion, Lessee shall immediately proceed to restore the Leased Property to substantially the same condition that existed immediately before such damage or destruction.

                  14.3.3 If Lessor accepts Lessee's offer to purchase the Leased Property pursuant to either of Sections 14.3.1 or 14.3.2, as applicable, this Lease shall terminate as to the Leased Property upon payment of the applicable purchase price.

                  14.4 No Abatement of Rent; Construction of Lease. This Lease shall remain in full force and effect and Lessee's obligation to pay the Rent and all other charges required by this Lease shall remain unabated during the period required for adjusting insurance, satisfying Legal Requirements, or conducting repair and restoration, except to the extent Lessor receives proceeds from the insurance required to be carried by Section 13.1.4 hereof in an amount sufficient to satisfy Lessee's Rent obligations. In addition, if the Term of the Lease shall expire prior to Lessee's completion of any repair and/or restoration obligations pursuant to this Article XIV, the provisions of
Article XX shall apply.

                  14.5 Waiver. Lessee waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property.

                                   ARTICLE XV

                  15. Condemnation.

                  15.1 Total Taking. If the Leased Property is totally and permanently taken by Condemnation, this Lease shall terminate as of the day before the Date of Taking.

                  15.2 Partial Taking. If a portion of the Leased Property is taken by Condemnation, this Lease shall remain in effect if the Facility is not thereby rendered

Unsuitable for Its Primary Intended Use, but if the Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate as of the day before the Date of Taking. If (a) this Lease remains in effect after such Condemnation, (b) such Condemnation does not include a de minimis portion of the Leased Property (e.g., other than for a street widening or easement) and
(c) such Condemnation materially and adversely affects Lessee's use of the Leased Property for its Primary Intended Use, but does not thereby render the Facility Unsuitable for its Primary Intended Use, Lessor and Lessee shall in good faith attempt to agree upon a reduction of the Minimum Rent to an extent that is fair, just and equitable, taking into consideration, among other relevant factors, the reduction in useable square feet of the building on the Leased Property and the amount of the Award received by Lessor.

                  15.3 Restoration. If there is a partial taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 15.2, Lessor shall make available to Lessee the portion of the Award necessary and specifically identified for restoration of the Leased Property and Lessee shall accomplish all necessary restoration whether or not the amount provided by the condemnor for restoration is sufficient.

                  15.4 Award-Distribution. The entire Award shall belong to and be paid to Lessor, except that, subject to the rights of the Facility Mortgagees, Lessee shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, lost profits value and moving expenses and a sum attributable to the value, if any, of Lessee's leasehold interest under this Lease; provided, however, that in any event Lessor shall receive from the Award, subject to the rights of the Facility Mortgagees, no less than the greater of the Fair Market Value prior to the institution of the Condemnation or the Minimum Repurchase Price.

                  15.5 Temporary Taking. The taking of the Leased Property, or any part thereof, shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than 180 consecutive days. During any shorter period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect and the Award allocable to the term of the taking shall be paid to Lessee.

                                  ARTICLE XVI

                  16.1 Events of Default. Any one or more of the following shall constitute an "Event of Default":

                           (a) a default shall occur under any other lease or
other agreement or instrument, including the Contract of Acquisition, with or in favor of Lessor or any Affiliate of Lessor and made by or with Lessee or any Affiliate of Lessee where the default is not cured within any applicable grace period set forth therein;

                           (b) Lessee shall fail to pay any installment of Rent
when the same becomes due and payable and such failure is not cured by Lessee within a period of seven (7) days after receipt (or deemed receipt) by Lessee of notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

                           (c) if Lessee shall fail to observe or perform any
other term, covenant or condition of this Lease and such failure is not cured by Lessee within thirty (30) days after receipt (or deemed receipt) by Lessee of notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to be an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

                           (d) Lessee or any Guarantor shall:

                               (i) admit in writing its inability to pay its debts generally as they become due,

                               (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

                               (iii) make an assignment for the benefit of its creditors,

                               (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its Property, or

                               (v) file a petition or answer seeking
         reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

                           (e) Lessee or any Guarantor shall be adjudicated as
bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver of Lessee or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Lessee under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

                           (f) except as otherwise permitted pursuant to
Article XXIV, Lessee or any Guarantor shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all its assets;

                           (g) except as expressly permitted pursuant to
Article XII hereof, the estate or interest of Lessee in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be stayed, vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt (or deemed receipt) by Lessee of notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

                           (h) except as a result of damage, destruction or
Condemnation, Lessee voluntarily ceases operations on the Leased Property for a period in excess of thirty (30) days;

                           (i) any of the representations or warranties made by
Lessee or any Guarantor in the Contract of Acquisition, the Guaranty or otherwise proves to be untrue when made in any material respect which materially and adversely affects Lessor;

                           (j) the Facility's applicable license or third-party
provider reimbursement agreements material to the Facility's operation for its Primary Intended Use are at any time terminated or revoked or suspended for more than twenty (20) days;

                           (k) any local, state or federal agency having
jurisdiction over the operation of the Facility removes ten percent (10%) or more of the patients or residents located in the Facility;

                           (l) except for medically appropriate reasons, Lessee
voluntarily transfers ten (10) or more patients or residents located in the Facility (i) to any other facility in which Lessee or any Affiliate of Lessee, directly or indirectly, has any interest or (ii) which otherwise materially affects Gross Revenues from the Facility;

                           (m) if applicable, Lessee fails to give notice to
Lessor not later than ten (10) days after Lessee's receipt thereof of any Class A or equivalent fine notice from any governmental authority or officer acting on behalf thereof relating to the Facility;

                           (n) Lessee fails to notify Lessor within three (3)
days after receipt of any notice from any governmental agency terminating or suspending or threatening termination or suspension, of any material license or certification relating to the Facility;

                           (o) Lessee fails to give notice to Lessor not later
than ten (10) days after any notice, claim or demand from any governmental authority or any officer acting on behalf thereof, of any violation of any law, order, ordinance, rule or regulation with respect to the operation of the Facility which would have a material adverse effect on the operations of the Facility or its licensure;

                           (p) Lessee fails to cure or abate any Class A or
equivalent violation occurring during the Term that is claimed by any governmental authority, or any officer acting on behalf thereof, of any law, order, ordinance, rule or regulation pertaining to the operation of the Facility, and within the time permitted by such authority for such cure or abatement;

                           (q) if applicable, any proceedings are instituted
against Lessee by any governmental authority which are reasonably likely to result in (i) the revocation of any license granted to Lessee for the operation of the Facility, (ii) the decertification of the Facility from participation in the Medicare or Medicaid reimbursement program, or (iii) the issuance of a stop placement order against Lessee;

                           (r) any default and acceleration of any indebtedness
of Lessee or Guarantor in excess of $100,000.00 has occurred; and

                           (s) any default shall occur under the Guaranty.

                  16.2 Certain Remedies. If an Event of Default shall have occurred, Lessor may terminate this Lease by giving Lessee notice of such termination and the Term shall terminate and all rights of Lessee under this Lease shall cease. Lessor shall have all rights at law and in equity available to Lessor as a result of any Event of Default. Lessee shall pay as Additional Charges all costs and expenses incurred by or on behalf of Lessor, including reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder. If an Event of Default shall have occurred and be continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor possession of the Leased Property and any Capital Additions thereto and quit the same and Lessor may enter upon and repossess the Leased Property and any Capital Addition thereto by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any of Lessee's Personal Property from the Leased Property and any Capital Addition thereto, subject to rights, if any, of residents or patients and to any Legal Requirements.

                  16.3 Damages. (a) The termination of this Lease; (b) the repossession of the Leased Property and any Capital Addition thereto; (c) the failure of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property; (d) the reletting of all or any portion of the Leased Property; or (e) the failure or inability of Lessor to collect or receive any rentals due upon any such reletting, shall not relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any such termination occurs, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination. Thereafter:

                  Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for Lessee's Default, either:

                  (i)      the sum of:

                           (A) the worth at the time of award of the unpaid Rent which had been earned at the time of termination,

                           (B) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided,

                           (C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, plus

                           (D) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

         As used in clauses (i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the Overdue Rate. As used in clause (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus two percent (2%). For purposes of determining the worth at the time of the award, Additional Rent that would have been payable for the remainder of the Term shall be deemed to be the greater of (y) the same as the Additional Rent for the then current Lease Year or, if not determinable, the immediately preceding Lease Year; and (z) such other amount as Lessor shall demonstrate could reasonably have been earned.

         or (ii)

         without termination of Lessee's right to possession of the Leased Property, each installment of said Rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, together with interest at the Overdue Rate from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease.

                  16.4 Receiver. Upon the occurrence of an Event of Default, and upon commencement of proceedings to enforce the rights of Lessor hereunder, Lessor shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Lessor of the Leased Property and any Capital Addition thereto of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer, subject, however, to rights, if any, of residents or patients and to any Legal Requirements.

                  16.5 Lessee's Obligation to Purchase. If an Event of Default shall have occurred, Lessor may require Lessee to purchase the Leased Property on the first Minimum Rent Payment Date occurring not less than thirty (30) days after the date specified in a notice from Lessor, which notice may be included in any notice of termination of this Lease given to Lessee pursuant to Section
16.2 or by separate written notice given by Lessor to Lessee at any time thereafter, requiring such purchase for an amount equal to the greater of (i) the Fair Market Value, or (ii) the Minimum Repurchase Price, plus, in either event, all Rent then due and payable (excluding the installment of Minimum Rent due on the purchase date). If Lessor exercises such right, Lessor shall convey the Leased Property to Lessee on the date fixed therefor in accordance with the provisions of Article XVIII upon receipt of the purchase price therefor and this Lease shall thereupon terminate. Any purchase by Lessee of the Leased Property pursuant to this Section shall be in lieu of the damages specified in Section 16.3.

                  16.6 Waiver. If Lessor initiates judicial proceedings or if this Lease is terminated by Lessor pursuant to this Article, Lessee waives, to the extent permitted by ap plicable law, (i) any right of redemption, re-entry or repossession; and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

                  16.7 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default which are made to Lessor rather than Lessee due to the existence of an Event of Default shall be applied to Lessee's obligations in the order which Lessor may determine or as may be prescribed by the laws of the State.

                  16.8 Facility Operating Deficiencies. On notice or request therefor by Lessor to Lessee, upon the occurrence of a Facility Operating Deficiency specified with particularity in Lessor's notice, and for a period equal to the greater of six (6) months or the time necessary fully to remedy the Facility Operating Deficiency, Lessee shall engage the services of a management consultant, unaffiliated with Lessee and approved by Lessor, to review the management of the Facility and make recommendations to remedy the Facility Operating Deficiency(ies). Such management consultant shall prepare a written report of its findings and recommendations, and Lessee shall cause the same to be delivered to Lessor for approval.

                  The management consultant shall have complete access to the Facility, its records, offices and facilities, in order that it may carry out its duties and make its recommendations. If Lessee shall fail to designate a management consultant acceptable to Lessor within five (5) days after receipt of the notice of request therefor, Lessor may designate such management consultant by further notice to Lessee. Lessee shall be responsible for payment of all fees and expenses reasonably charged and incurred by the management consultant in carrying out its duties. Promptly following Lessor's and Lessee's receipt of such management consultant's written report and recommendations, the parties shall hold a telephone conference or meeting to discuss the contents of such report and such recommendations for purposes of reaching mutual agreement as to which recommendations Lessee shall implement. In the event that the parties are unable to mutually agree on such recommendations, Lessor's sole, but reasonable decision shall be final and binding. Promptly following the parties agreement on such recommendation, or Lessor's decision, as the case may be, Lessee shall implement the applicable recommendations in a diligent manner.

                  16.9 Lessor's Right of Appraisal. Without limiting any other right or remedy of Lessor hereunder, upon the expiration or earlier termination of this Lease, and whether or not Lessor has ever formally declared an Event of Default, Lessor shall have the right to conduct an appraisal of the Leased Property in accordance with the provisions of Article XXXIV in order to determine its Fair Market Value. If Lessor so elects, the Appraiser shall (i) appraise the Leased Property in accordance with the provisions of Article XXXIV and the definition of Fair Market Value set forth in Article I and (ii) appraise the Leased Property in accordance with clause (i) but with the following adjustments:

                   (a) The negative value of (1) any deferred maintenance or other items of repair or replacement of the Leased Property, (2) any then current or prior licensure or certification violations and/or admission holds and (3) any other breach or failure of Lessee to perform or observe its obligations under this Lease during the Term shall be taken into account and deducted from the Fair Market Value determined in accordance with this clause (ii).

                           (b) The actual occupancy level and the actual residence mix, patient mix, case mix, or diagnostic related group or acuity mix, as applicable, of the Facility as of the date of termination shall each be considered and any positive or negative value attributable thereto shall be taken into account and either deducted from or added to the Fair Market Value determined in accordance with this clause (ii).

In the event the Fair Market Value of the Leased Property determined pursuant to clause (ii) is less than the Fair Market Value determined pursuant to clause
(i), then the difference between the two, together with the costs and expenses incurred by Lessor for the Appraiser, shall be paid by Lessee to Lessor upon demand as an Additional Charge hereunder and shall be treated by Lessor and Lessee as the payment of additional rent for federal income tax purposes. The obligation of Lessee to pay such amount, if any, shall survive the expiration or earlier termination of this Lease.

                  16.10 Lessor's Security Interest. The parties intend that if this Lease is terminated due to an Event of Default under this Lease, Lessor will control Lessee's Personal Property and the Intangible Property so that Lessor or its designee or nominee can operate or re-let the Leased Property intact for its Primary Intended Use. Accordingly, to implement such intention, and for the purpose of securing the payment and performance obligations of Lessee hereunder, Lessor and Lessee agree as follows:

                  16.10.1 Lessee, as debtor, hereby grants to Lessor, as secured party, a security interest and an express contractual lien upon all of Lessee's right, title and interest in and to Lessee's Personal Property and in and to the Intangible Property and any and all products, rents, proceeds and profits thereof in which Lessee now owns or hereafter acquires an interest or right, including any leased Lessee's Personal Property. This Lease constitutes a security agreement covering all such Lessee's Personal Property and the Intangible Property. The security interest granted to Lessor with respect to Lessee's Personal Property in this Section 16.10 is intended by Lessor and Lessee to be subordinate to any security interest granted in connection with the financing or leasing of all or any portion of the Lessee's Personal Property so long as the lessor or financier of such Lessee's Personal Property agrees to give Lessor written notice of any default by Lessee under the terms of such lease or financing arrangement, to give Lessor a reasonable time following such notice to cure any such default and consents to Lessor's written assumption of such lease or financing arrangement upon Lessor's curing of any such defaults. This security agreement and the security interest created herein shall survive the expiration or earlier termination of this Lease.

                  16.10.2 If required by Lessor at any time during the Term, Lessee shall execute and deliver to Lessor, in form reasonably satisfactory to Lessor, additional security agreements, financing statements, fixture filings and such other documents as Lessor may reasonably require to perfect or continue the perfection of Lessor's security interest in Lessee's Personal Property and the Intangible Property and any and all products and proceeds thereof now owned or hereinafter acquired by Lessee. In the event Lessee fails to execute any financing statement or other documents for the perfection or continuation of Lessor's security interest, Lessee hereby appoints Lessor as its true and lawful attorney-in-fact to execute any such documents on its behalf, which power of attorney shall be irrevocable and is deemed to be coupled with an interest.

                  16.10.3 Upon the occurrence of an Event of Default, Lessor shall be entitled to exercise any and all rights or remedies available to a secured party under the Uniform Commercial Code, or available to a lessor under the laws of the State, with respect to Lessee's Personal Property and the Intangible Property, including the right to sell the same at public or private sale.

                                  ARTICLE XVII

                  17. Lessor's Right to Cure Lessee's Default. If Lessee shall fail to make any payment or to perform any act required to be made or performed hereunder as and when required, Lessor, without waiving or releasing any obligation or default, may, but shall be under no obligation to, make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property and any Capital Addition thereto for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses, including reasonable attorneys' fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand.

                                 ARTICLE XVIII

                  18. Purchase of the Leased Property. If Lessee purchases the Leased Property from Lessor, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate deed or other conveyance conveying the entire interest of Lessor in and to the Leased Property to Lessee free and clear of all encumbrances other than (i) those that Lessee has agreed hereunder to pay or discharge; (ii) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to; (iii) those liens and encumbrances which were in effect on the date of conveyance of the Leased Property to Lessor; and (iv) any other encumbrances permitted hereunder to be imposed on the Leased Property which are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee. The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid to Lessor or as Lessor may direct in immediately available funds. All expenses of such conveyance, including the cost of title insurance, attorneys' fees incurred by Lessor in connection with such conveyance and release, transfer taxes and recording and escrow fees, shall be paid by Lessee.

                                  ARTICLE XIX

                  19. Renewal Terms. Provided that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, either at the date of exercise or upon the commencement of an Extended Term (as hereunder defined), then Lessee shall have the right to renew this Lease for two (2), ten (10) year renewal terms (each, an "Extended Term), upon (i) giving written notice to Lessor of such renewal not less than nine (9) months and not more than fifteen (15) months prior to the expiration of the then current Term and (ii) delivering to Lessor concurrent with such notice a reaffirmation of the Guaranty executed by Guarantor stating, in substance, that Guarantor's obligations under the Guaranty shall extend to this Lease, as extended by the Extended Term. During each Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect except that the annual Minimum Rent for and during such Extended Term shall be the greater of (a) the then current annual Fair Market Rental for the Leased Property and (b) One Hundred Two and Five Tenths Percent (102.5%) of the sum of the annual Minimum Rent and Additional Rent payable for the last Lease Year of the immediately preceding Term.

                  Notwithstanding anything to the contrary in this Section 19.1, Lessor, in its sole discretion, may waive the condition to Lessee's right to renew this Lease that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, have occurred or be continuing, and the same may not be used by Lessee as a means to negate the effectiveness of Lessee's exercise of its renewal right for such Extended Term.

                                   ARTICLE XX

                  20. Holding Over. If Lessee shall for any reason remain in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a month-to-month tenant during which time Lessee shall pay as Minimum Rent each month twice the sum of (i) monthly Minimum Rent applicable to the prior Lease Year, plus (ii) one-twelfth of the aggregate Additional Rent payable applicable to the prior Lease Year, together with all Additional Charges and all other sums payable by Lessee pursuant to this Lease. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                  ARTICLE XXI

                            [INTENTIONALLY OMITTED]

                                  ARTICLE XXII

            22. Risk of Loss. The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and Persons claiming from, through or under Lessor) is assumed by Lessee, and no such event shall entitle Lessee to any abatement of Rent.

                                 ARTICLE XXIII

                  23. General Indemnification. In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Lessor or Lessee, and without regard to the policy limits of any such insurance, Lessee shall protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages penalties, causes of action, costs and expenses, including reasonable attorneys', consultants' and experts' fees and expenses, imposed upon or incurred by or asserted against Lessor by reason of: (i) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks; (ii) any use, misuse, non-use, condition, maintenance or repair by Lessee of the Leased Property;
(iii) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; (iv) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by any party there under; (v) any claim for malpractice, negligence or misconduct committed by any Person on or working from the Leased Property; and (vi) the violation of any Legal Requirement. Any amounts which become payable by Lessee under this Article shall be paid within ten (10) days after liability therefor is determined by litigation or otherwise, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Lessee, at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit; provided, however, that any legal counsel selected by Lessee to defend Lessor shall be reasonably satisfactory to Lessor. All indemnification covenants are intended to apply to losses, damages, injuries, claims, etc. incurred directly by the indemnified parties and their property, as well as by the indemnifying party or third party, and their property. For purposes of this Article XXIII, any acts or omissions of Lessee, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Lessee. It is understood and agreed that payment shall not be a condition precedent to enforcement of the foregoing indemnification obligations.

                                  ARTICLE XXIV

                  24. Subletting and Assignment.

                  24.1 Prohibition. Lessee shall not, without Lessor's prior written consent, which may be withheld in Lessor's sole and absolute discretion, voluntarily or by operation of law assign (which term includes any sale, encumbering, pledge or other transfer or hypothecation) this Lease, master sublet all or any part of the Leased Property or engage the services of any Person for the management or operation of the Facility, or any portion thereof. Lessee acknowledges that Lessor is relying upon the expertise of Lessee in the operation of the Facility and that Lessor entered into this Lease with the expectation that Lessee would remain in and operate the Facility during the entire Term and for that reason Lessor retains sole and absolute discretion in approving or disapproving any assignment, master sublease or management arrangement. If Lessee is a corporation or partnership, any transfer of its stock or partnership interests (or the stock or partnership interests of the entity(ies) that controls Lessee) or any dissolution or merger or consolidation of Lessee (or its controlling entity(ies)) with any other entity, which results in a change in the control of Lessee (or its controlling entity(ies)) from the Person or Persons owning a majority of its voting stock or partnership interests immediately prior thereto, or the sale or other transfer of all or substantially all of the assets of Lessee (or its controlling entity(ies)), shall constitute an assignment of Lessee's interest in this Lease within the meaning of this Article XXIV and the provisions requiring consent contained herein shall apply. Any sublease of more than ten percent (10%) of the Facility to any Person or its Affiliates, in one transaction or in a series of transactions, shall be deemed to be a "master sublease" hereunder. For any sublease transaction not requiring the consent of Lessor hereunder (i.e., a sublease not constituting a master sublease), Lessee shall, within ten (10) days of entering into any such sublease, notify Lessor of the existence of such sublease and the identity of the sublessee and supply Lessor with a copy of the sublease, any related documentation and any other materials or information reasonably requested by Lessor.

                  24.2 Consent. If Lessee desires at any time to assign this Lease, to master sublet the Facility or any portion thereof or engage the services of any Person for the management or operation of the Facility, it shall first notify Lessor of its desire to do so and shall submit in writing to
Lessor: (i) the name of the proposed master sublessee, assignee or manager;
(ii) the terms and provisions of the proposed master sublease, assignment or management agreement; and (iii) such financial information as Lessor reasonably may request concerning the proposed master sublessee, assignee or manager.

                           (a) Lessor may, as a condition to granting such
consent, require that the obligations of any sublessee, assignee, or manager which is an Affiliate of another Person be guaranteed by its parent or controlling Person and that any Guaranty of this Lease be reaffirmed by any Guarantor notwithstanding such subletting, assignment or management arrangement. Any sublease (including a sublease which does not constitute a master lease) shall be expressly subject and subordinate to all applicable terms and conditions of this Lease and provide that Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee, as sublessor under such sublease from the time of the exercise of such option to the termination of such sublease and in such case Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease. In the event that Lessor shall not require such attornment with respect to any sublease, then such sublease shall automatically terminate upon the expiration or earlier termination of this Lease, including any early termination by mutual agreement of Lessor and Lessee. Furthermore, any sublease, assignment or management agreement shall expressly provide that the sublessee, assignee or manager shall furnish Lessor with such financial and operational information and information about the physical condition of the Facility, including the information required by Section 25.2 herein, as Lessor may request from time to time.

                           (b) Lessor may, as a condition to its consent to any
such master subletting, require Lessee to pay to Lessor one hundred percent (100%) of all Transfer Consideration (defined below). "Transfer Consideration" shall mean the positive difference, if any, between the Fair Market Rental and the Rent payable by Lessee determined on a monthly basis, prorating the Rent, as appropriate, if less than all of the Facility is sublet. The difference for each month shall be paid by Lessee to Lessor monthly when the Minimum Rent is due.

                           (c) Lessor may, as a condition to its consent to any
assignment or management arrangement, require Lessee to pay to Lessor one hundred percent (100%) of the gross fair market value of Lessee's leasehold interest (the "Leasehold FMV"), determined by appraisal in accordance with the appraisal procedures set forth in Article XXXIV, excluding any business value in excess of real estate value.

                           (d) The consent by Lessor to any assignment, master
subletting or management arrangement shall not constitute a consent to any subsequent assignment, master subletting or management arrangement by Lessee or to any subsequent or successive assignment, master subletting or management arrangement by the master sublessee, assignee or manager. Any purported or attempted assignment, sublease, management agreement or other permission to use the Facility contrary to the provisions of this Article shall be void and, at the option of Lessor, shall terminate this Lease.

                  24.3 Costs. Lessee shall reimburse Lessor for Lessor's reasonable costs and expenses incurred in conjunction with the processing and documentation of any assignment, master subletting or management arrangement, including attorneys', architects', engineers' or other consultants' fees whether or not such master sublease, assignment or management agreement is actually consummated.

                  24.4 No Release of Lessee's Obligations. No assignment, subletting or management agreement shall relieve Lessee of its obligation to pay the Rent and to perform all of the other obligations to be performed by Lessee hereunder. The liability of Lessee named herein and any immediate and remote successor in interest of Lessee (by assignment or otherwise), and the due performance of the obligations of this Lease on Lessee's part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Lease, (ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease. If any assignee, sublessee or manager defaults in any performance due hereunder, Lessor may proceed directly against the Lessee named herein and/or any immediate and remote successor in interest of Lessee without exhausting its remedies against such assignee, sublessee or manager.

                  24.5 Assignment of Lessee's Rights Against Sublessee. If Lessor shall consent to a master subletting, then the written instrument of consent, executed and acknowledged by Lessor, Lessee and sublessee, shall contain a provision substantially similar to the following:

                           (i) Lessee and sublessee hereby agree that, if
sublessee shall be in default of any obligation of Lessee under the sublease, which default also constitutes a default by Lessee under the Lease, then Lessor shall be permitted to avail itself of all of the rights and remedies available to Lessee in connection therewith.

                           (ii) Without limiting the generality of the
foregoing, Lessor shall be permitted (by assignment of a cause of action or otherwise) to institute an action or proceeding against sublessee in the name of Lessee in order to enforce Lessee's rights under the sublease, and also shall be permitted to take all ancillary actions (e.g., serve default notices and demands) in the name of Lessee as Lessor reasonably shall determine to be necessary.

                           (iii) Lessee agrees to cooperate with Lessor, and to
execute such documents as shall be reasonably necessary, in connection with the implementation of the foregoing rights of Lessor.

                           (iv) Lessee expressly acknowledges and agrees that
the exercise by Lessor of any of the foregoing rights and remedies shall not constitute an election of remedies, and shall not in any way impair Lessor's entitlement to pursue other rights and remedies directly against Lessee.

                  24.6 Special Transactions.

                  24.6.1 Assignment to Affiliate. Notwithstanding anything to the contrary in Section 24.1, and subject to the provisions of Section 24.7 below, Lessor's consent shall not be required in connection with any assignment of this Lease to an Affiliate of Lessee, so long as in connection therewith, each of the following conditions is met:

                           (a) In connection with such assignment, there is no
change in the use of the Leased Property from the Primary Intended Use;

                           (b) Such Affiliate-assignee shall assume all of the
obligations of Lessee hereunder accruing subsequent to the effective date of such assignment and by an instrument in writing in form and substance reasonably satisfactory to Lessor. A copy of such executed assumption shall be delivered to Lessor along with the notice specified in clause (d) below;

                           (c) Neither the original Lessee nor Guarantor shall
be released from any of the obligations of the Lessee hereunder or the Guarantor under the Guaranty, as applicable, whether occurring prior to or after the effective date of such assignment;

                           (d) Within ten (10) days after the effectiveness of
such assignment, Lessee shall notify Lessor in writing of the occurrence of such event, the effective date thereof, the facts placing the same within the provisions of this Section 24.6.1 and any other change in the address for billings and notices to Lessee pursuant to this Lease, accompanied by an executed copy of the assumption required pursuant to this Lease.

                  24.6.2 Public Offering. Notwithstanding anything to the contrary in Section 24.1, Lessor's consent shall not be required in connection with any transfer of any stock of Lessee or any parent of Lessee as a result of a public offering of Lessee's or its parent's stock which (a) constitutes a bona fide public distribution of such stock pursuant to a firm commitment underwriting registered under the Securities and Exchange Act of 1933 and (b) results in such stock being listed for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market immediately upon the completion of such public offering.

                  24.6.3 Other Transfers of Stock or Assets to Third Parties. Notwithstanding anything to the contrary in Section 24.1, and subject to the provisions of Section 24.7 below, Lessee shall not unreasonably withhold its consent to the assignment of this Lease (a) to the surviving corporation or other Person in connection with a merger, consolidation or stock exchange to which Lessee is a party or (b) to any person which acquires, in a single transaction, all or substantially all of the assets or stock of Lessee. Without limiting any of Lessor's rights hereunder, Lessor shall have the right to require as a condition to giving such consent that the new controlling Person(s) execute a guaranty for this Lease if (a) the Consolidated Net Worth of Lessee or Guarantor will be diminished as a result of a transaction of the type described in this Section 24.6.3.

                  24.7 REIT Protection. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not (i) sublet, assign or enter into a management arrangement for the Leased Property on any basis such that the rental or other amounts to be paid by the sublessee, assignee or manager thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee, assignee or manager; (ii) furnish or render any services to the sublessee, assignee or manager or manage or operate the Leased Property so subleased, assigned or managed; (iii) sublet, assign or enter into a management arrangement for the Leased Property to any Person in which Lessee or Lessor owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the
Code); or (iv) sublet, assign or enter into a management arrangement for the Leased Property in any other manner which could cause any portion of the amounts received by Lessor pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or which could cause any other income of Lessor to fail to qualify as income described in Section 856(c)(2) of the Code.

                  24.8 Transfers In Bankruptcy. In the event that this Lease is assigned to any Person pursuant to the provisions of the Bankruptcy Code, all consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code. Any consideration constituting Lessor's property pursuant to the immediately preceding sentence and not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor. For purposes of this Section 24.7, the term "consideration" shall mean and included money, services, property and any other thing of value such as payment of costs, cancellation of indebtedness, discounts, rebates and the like. In the event any such consideration is other than cash, the fair market value of such consideration shall be paid or delivered to Lessor in cash.

                                  ARTICLE XXV

                  25. Officer's Certificates and Financial Statements

                  25.1 Officer's Certificate. At any time and from time to time upon Lessee's receipt of not less than twenty (20) days' prior written request by Lessor, Lessee shall furnish to Lessor an Officer's Certificate certifying
(i) that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect as modified and setting forth the modifications; (ii) the dates to which the Rent has been paid; (iii) whether or not, to the best knowledge of Lessee, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Lessee may have knowledge; and (iv) responses to such other questions or statements of fact as Lessor, any ground or underlying lessor, any purchaser or any current or prospective Facility Mortgagee shall reasonably request. Lessee's failure to deliver such statement within such time shall constitute an acknowledgement by Lessee that (x) this Lease is unmodified and in full force and effect except as may be represented to the contrary by Lessor; (y) Lessor is not in default in the performance of any covenant, agreement or condition contained in this Lease; and (z) the other matters set forth in such request, if any, are true and correct. Any such certificate furnished pursuant to this Article may be relied upon by Lessor and any current or prospective Facility Mortgagee, ground or underlying lessor or purchaser of the Leased Property.

                  25.2 Statements. Lessee shall furnish the following statements to Lessor:

                           (a) within 120 days after the end of each of Lessee's and Guarantor's fiscal years, a copy of the audited consolidated balance sheets of Lessee, its consolidated Subsidiaries and Guarantor as of the end of such fiscal year, and related audited consolidated statements of income, changes in common stock and other stockholders' equity and changes in the financial position of Lessee, its consolidated Subsidiaries and Guarantor for such fiscal year, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved, such consolidated financial statements to be certified by nationally recognized certified public accountants; provided, however, that if Lessee and its subsidiaries (if any) are consolidated with Guarantor, then Lessee shall only be required to furnish such audited consolidated balance sheets of Guarantor together with related audited consolidated statements of income, changes in common stock and other stockholders' equity and changes in financial position of Guarantor;

                           (b) within 120 days after the end of each of Lessee's and Guarantor's fiscal years, and together with the annual audit report furnished in accordance with clause (a) above, an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease, or if Lessee shall be in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

                           (c) within thirty (30) days after the end of each month for those months occurring from the Commencement Date to three months after the first month in which the average Cash Flow Coverage for the Facility equals or exceeds 1.3 for such month, all consolidated financial reports Lessee produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for the Facility; and thereafter within sixty
         (60) days after the end of each of Lessee's quarters, all quarterly consolidated financial reports Lessee produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for the Facility;

                           (d) within 120 days after the end of each of Lessee's fiscal years, a copy of each cost report filed with the appropriate governmental agency for the Facility;

                           (e) within thirty (30) days after they are required to be filed with the SEC, copies of any annual reports and of information, documents and other reports, or copies of such portions of any of the foregoing as the SEC may prescribe, which Lessee is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934;

                           (f) immediately upon Lessee's receipt thereof, copies of all written communications received by Lessee from any regulatory agency relating to (i) surveys of the Facility for purposes of licensure, Medicare and Medicaid certification and accreditation, if applicable, and (ii) any proceeding, formal or informal, with respect to cited deficiencies with respect to services and activities provided and performed at the Facility, including patient and resident care, patient and resident activities, patient and resident therapy, dietary, medical records, drugs and medicines, supplies, housekeeping and maintenance, or the condition of the Facility, and involving an actual or threatened warning, imposition of a fine or a penalty, or suspension, termination or revocation of the Facility's license to be operated in accordance with its Primary Intended Use;

                           (g) within 120 days after the end of each fiscal year of the financial institution issuing the letter of credit required under Article XXI, a copy of the audited consolidated balance sheets of such financial institution as of the end of such fiscal year, and related unaudited consolidated statements of income, changes in common stock and other stockholders equity and changes in the financial position of such financial institution and its consolidated subsidiaries for each such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved, such consolidated financial statements to be certified by nationally recognized certified public accountants;

                           (h) immediately upon Lessee's receipt thereof, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Leased Property or Lessee's use thereof; and

                           (i) with reasonable promptness, such other information respecting the financial and operational condition and affairs of Lessee and the Facility and the physical condition of the Leased Property and any Capital Addition thereto as Lessor may reasonably request, in the form of a questionnaire or otherwise, from time to time.

                  25.3 Charges. Lessee acknowledges that the failure to furnish Lessor with any of the certificates or statements required by this Article XXV will cause Lessor to incur costs and expenses not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Accordingly, if Lessee fails to furnish Lessor with any of the certificates or statements required by this Article XXV, Lessee shall pay to Lessor upon demand $1,000 for each such failure as Additional Charges, which shall be treated by Lessor and Lessee as the payment of additional rent for federal income tax purposes. The parties agree that this charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of Lessee's failure to furnish Lessor with such certificates and statements.

                                  ARTICLE XXVI

                  26. Lessor's Right to Inspect and Show the Leased Property. Lessee shall permit Lessor and its authorized representatives to (i) inspect the Leased Property and any Capital Addition thereto and (ii) exhibit the same to prospective purchasers and lenders, and during the last twelve (12) months of the Term, to prospective lessees or managers, in each instance during usual business hours and subject to any reasonable security, health, safety or confidentiality requirements of Lessee or any Legal Requirement or Insurance Requirement.

Lessee shall cooperate with Lessor in exhibiting the Leased Property and any Capital Additions thereto to prospective purchasers, lenders, lessees and managers.

                                 ARTICLE XXVII

                  27. No Waiver. No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any default or Event of Default shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                 ARTICLE XXVIII

                  28. Remedies Cumulative. Each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

                                  ARTICLE XXIX

                  29. Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property, or any part thereof or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                  ARTICLE XXX

                  30. No Merger. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (i) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (ii) the fee estate in the Leased Property.

                                  ARTICLE XXXI

                  31. Conveyance by Lessor. If Lessor or any successor owner of the Leased Property shall convey the Leased Property other than as security for a debt, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer so long as the transferee shall have assumed in writing all obligations of the Lessor or successor owner hereunder arising or accruing from and after the date of such conveyance.

                                 ARTICLE XXXII

                  32. Quiet Enjoyment. So long as Lessee shall pay the Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof, or the Commencement Date or created thereafter as permitted hereunder or thereafter consented to by Lessee. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right, by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article.

                                 ARTICLE XXXIII

                  33. Notices. Any notice, consent, approval, demand or other communication required or permitted to be given hereunder (a "notice") must be in writing and may be served personally or by U.S. Mail. If served by U.S. Mail, it shall be addressed as follows:

                  If to Lessor:       Health Care Property Investors, Inc.
                                      10990 Wilshire Boulevard
                                      Suite 1200
                                      Los Angeles, California 90024
                                      Attn:  Legal Department
                                      Fax:  (310) 444-7817

                  with a copy to:     Latham & Watkins
                                      633 West Fifth Street, Suite 4000
                                      Los Angeles, California 90071
                                      Attn:  David H. Vena, Esq.
                                      Fax:  (213) 891-8763

                  If to Lessee:       BCC at Mt. Pines, Inc.
                                      3507 Market Street, Suite 202
                                      Camp Hill, Pennsylvania 17011
                                      Attn:  Brad Hollinger, President
                                      Fax:  (717) 731-9179

                  with a copy to:     Kirkpatrick & Lockhart
                                      1500 Oliver Building
                                      Pittsburgh, Pennsylvania 15222-2312
                                      Attn:  David H. Ehrenwerth, Esq.
                                      Fax:  (412) 355-6501

Any notice which is personally served shall be effective upon the date of service; any notice given by U.S. Mail shall be deemed effectively given, if deposited in the United States Mail, registered or certified with return receipt requested, postage prepaid and addressed as provided above, on the date of receipt, refusal or non-delivery indicated on the return receipt. In addition, either party may send notices by facsimile or by a nationally recognized overnight courier service provides written proof of delivery (such as U.P.S. or Federal Express). Any notice sent by facsimile shall be effective upon confirmation of receipt in legible form, and any notice sent by a nationally recognized overnight courier shall be effective on the date of delivery to the party at its address specified above as set forth in the courier's delivery receipt. Either party may, by notice to the other from time to time in the manner herein provided, specify a different address for notice purposes.

                                 ARTICLE XXXIV

                  34. Appraiser. If it becomes necessary to determine the Fair Market Value, Fair Market Rental or Leasehold FMV for any purpose of this Lease, the same shall be determined by Valuation Counselors Group, Inc., or in the event Valuation Counselors Group, Inc. no longer exists upon the date the same is to be determined, any other nationally recognized appraisal firm, in which one or more of the members, officers or principals of such firm are members of the American Institute of Real Estate Appraisers (or any successor organization thereto), as may be selected by Lessor (the "Appraiser"). Lessor shall cause such Appraiser to determine the Fair Market Value, Fair Market Rental or Leasehold FMV as of the relevant date (giving effect to the impact, if any, of inflation from the date of the Appraiser's decision to the relevant date) and the determination of such Appraiser shall be final and binding upon the parties. If the Facility had reached stabilized operations prior to the Commencement Date, to the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, an appraisal for Fair Market Value shall be made on a basis consistent with the basis on which the Leased Property was appraised for purposes of determining its fair market value at the time the Leased Property was acquired by Lessor. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay one-half of the fees and expenses of the Appraiser and one-half of all other cost and expenses incurred in connection with such appraisal.

                                  ARTICLE XXXV

                            [INTENTIONALLY OMITTED]

                                 ARTICLE XXXVI

                  36.1 Lessor May Grant Liens. Without the consent of Lessee, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any ground lease, mortgage, trust deed, lien, encumbrance or title retention agreement (collectively, an "encumbrance") upon the Leased Property and any Capital Addition thereto, or any portion thereof or interest therein. This Lease is and at all times shall be subject and subordinate to any such encumbrance which may now or hereafter affect the Leased Property and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required; provided, however, that in confirmation of such subordination, Lessee shall execute promptly any certificate or document that Lessor or any ground or underlying lessor, mortgagee or beneficiary may request for such purposes; provided further, however, that the subjection and subordination of this Lease and Lessee's leasehold interest hereunder to any encumbrance imposed after the Commencement Date shall be conditioned upon the execution by the holder of such encumbrance and delivery to Lessee of a nondisturbance and attornment agreement which provides, in substance, that so long as no Event of Default has occurred and is continuing hereunder beyond any applicable cure period, the holder of such encumbrance shall not disturb either Lessee's leasehold interest or possession of the Leased Property in accordance with the terms hereof. If, in connection with obtaining financing or refinancing for the Leased Property, a Facility Mortgagee or prospective Facility Mortgagee shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Lessee shall not withhold or delay its consent thereto.

                  36.2 Attornment. If Lessor's interest in the Leased Property is sold or conveyed upon the exercise of any remedy provided for in any Facility Mortgage, or otherwise by operation of law: (i) at the new owner's option, Lessee shall attorn to and recognize the new owner as Lessee's Lessor under this Lease or enter into a new lease substantially in the form of this Lease with the new owner, and Lessee shall take such actions to confirm the foregoing within ten (10) days after request; and (ii) the new owner shall not be (a) liable for any act or omission of Lessor under this Lease occurring prior to such sale or conveyance, or (b) subject to any offset, abatement or reduction of rent because of any default of Lessor under this Lease occurring prior to such sale or conveyance.

                  36.3 Breach by Lessor. It shall be a breach of this Lease if Lessor shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed (if any) and such failure shall continue for a period of thirty (30) days after notice thereof from Lessee, unless such failure cannot with due diligence be cured within such 30- day period, in which case such failure shall not constitute a breach of this Lease by Lessor if Lessor, within such 30-day period commences to cure such alleged breach and thereafter diligently prosecutes the same to completion. The time within which Lessor shall be obligated to cure any such failure shall also be subject to an extension of time due to the occurrence of any Unavoidable Delay.

                                 ARTICLE XXXVII

                  37.1 Hazardous Substances. Lessee shall not allow any Hazardous Substance to be located in, on, under or about the Leased Property or incorporated in the

Facility; provided, however, that Hazardous Substances may be brought, kept, used or disposed of in, on or about the Leased Property in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use and which are brought, kept, used and disposed of in strict compliance with Legal Requirements. Lessee shall not allow the Leased Property to be used as a waste disposal site or, except as permitted in the immediately preceding sentence, for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance.

                  37.2 Notices. Lessee shall provide to Lessor promptly, and in any event immediately upon Lessee's receipt thereof, a copy of any notice, or notification with respect to, (i) any violation of a Legal Requirement relating to Hazardous Substances located in, on, or under the Leased Property or any adjacent property; (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened with respect to the Leased property; (iii) any claim made or threatened by any Person against Lessee or the Leased Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance; and (iv) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Substance in, on, under or removed from the Leased Property, including any complaints, notices, warnings or asserted violations in connection therewith.

                  37.3 Remediation. If Lessee becomes aware of a violation of any Legal Requirement relating to any Hazardous Substance in, on, under or about the Leased Property or any adjacent property, or if Lessee, Lessor or the Leased Property becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Leased Property, Lessee shall immediately notify Lessor of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation. If Lessee fails to implement and diligently pursue any such cure, repair, closure, detoxification, decontamination or other remediation, Lessor shall have the right, but not the obligation, to carry out such action and to recover from Lessee all of Lessor's costs and expenses incurred in connection therewith.

                  37.4 Indemnity. Lessee shall indemnify, defend, protect, save, hold harmless, and reimburse Lessor for, from and against any and all costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, "Environmental Costs") (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Lessor) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, before or during the Term (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, release or other handling or disposition of any Hazardous Substances from, in, on or about the Leased Property (collectively, "Handling"), including the effects of such Handling of any Hazardous Substances on any Person or property within or outside the boundaries of the Leased Property, (ii) the presence of any Hazardous Substances in, on, under or about the Leased Property and (iii) the violation of any Legal Requirements (including Environmental Laws). "Environmental Costs" include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual, consequential and punitive damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, attorney's fees, expert fees, consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing.

                  Without limiting the scope or generality of the foregoing, Lessee expressly agrees to reimburse Lessor for any and all costs and expenses incurred by Lessor:

                  (a) In investigating any and all matters relating to the Handling of any Hazardous Substances, in, on, from, under or about the Leased Property;

                  (b) In bringing the Leased Property into compliance with all Legal Requirements; and

                  (c) Removing, treating, storing, transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Leased Property or offsite.

                  If any claim is made hereunder, Lessee agrees to pay such claim promptly, and in any event to pay such claim within sixty (60) calendar days after receipt by Lessee of notice thereof. If any such claim is not so paid and Lessor is ultimately found or agrees to be responsible therefore, Lessee agrees also to pay interest on the amount paid from the date of the first notice of such claim, at the Overdue Rate.

                  37.5 Environmental Inspection. Lessor shall have the right, from time to time, and upon not less than five (5) days written notice to Lessee, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of the Leased Property to determine the existence or presence of Hazardous Substances on or about the Leased Property. Lessor shall have the right to enter and inspect the Leased Property, conduct any testing, sampling and analyses it deems necessary and shall have the right to inspect materials brought into the Leased Property. Lessor may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith. All costs and expenses incurred by Lessor under this Section shall be paid on demand as Additional Charges by Lessee to Lessor. Failure to conduct an environmental inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion be intended as a release of any liability for environmental conditions subsequently determined to be associated with or to have occurred during Lessee's tenancy. Lessee shall remain liable for any environmental condition related to or having occurred during its tenancy regardless of when such conditions are discovered and regardless of whether or not Lessor conducts an environmental inspection at the termination of the Lease. The obligations set forth in this Article shall survive the expiration or earlier termination of the Lease.

                                ARTICLE XXXVIII

                  38. Memorandum of Lease. Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State. Lessee shall pay all costs and expenses of recording any such memorandum and shall fully cooperate with Lessor in removing from record any such memorandum upon the expiration or earlier termination of the Term.

                                 ARTICLE XXXIX

                  39. Sale of Assets. Notwithstanding any other provision of this Lease, Lessor shall not be required to (i) sell or transfer the Leased Property, or any portion thereof, which is a real estate asset as defined in
Section 856(c)(6)(B), or functionally equivalent successor provision, of the Code, to Lessee if Lessor's counsel advises Lessor that such sale or transfer may not be a sale of property described in Section 857(b)(6)(C), or functionally equivalent successor provision, of the Code or (ii) sell or transfer the Leased Property, or any portion thereof, to Lessee if Lessor's counsel advises Lessor that such sale or transfer could result in an unacceptable amount of gross income for purposes of the ninety five percent (95%) gross income test contained in Section 856(c)(2), or functionally equivalent successor provision, of the Code. If Lessee has the right or obligation to purchase the property pursuant to the terms herein, and if Lessor determines not to sell such property pursuant to the above sentence, then Lessee shall purchase such property, upon and subject to all applicable terms and conditions set forth in this Lease, including the provisions of Article XXXV, at such time as the transaction, upon the advice of Lessor's counsel, would be a sale of property (to the extent the Leased Property is a real estate asset) described in Section 857(b)(6)(C), or functionally equivalent successor provision, of the Code, and would not result in an unacceptable amount of gross income for purposes of the ninety five percent (95%) gross income test contained in Section 856(c)(2), or functionally equivalent successor provision of the Code and until such time Lessee shall lease the Leased Property from Lessor at the Fair Market Rental determined in accordance with Article XXXIV. The provisions of this Article shall not be applicable if Lessor or a partner of Lessor does not at the time of the Closing of the sale or transfer of the Leased Property maintain status as a qualified real estate investment trust under the Code.

                                   ARTICLE XL

                            [INTENTIONALLY OMITTED]

                                  ARTICLE XLI

                  41. Authority. If Lessee is a corporation, trust, or partnership, Lessee, and each individual executing this Lease on behalf of Lessee, represent and warrant that each is duly authorized to execute and deliver this Lease on behalf of Lessee and shall within thirty (30) days after execution of this Lease deliver to Lessor evidence of such authority reasonably satisfactory to Lessor.

                                  ARTICLE XLII

                  42. Attorneys' Fees. If Lessor or Lessee brings an action or other proceeding against the other to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable attorneys' fees incurred therein. In addition to the foregoing and other provisions of this Lease that specifically require Lessee to reimburse, pay or indemnify against Lessor's attorneys' fees, Lessee shall pay, as Additional Charges, all of Lessor's reasonable attorneys' fees incurred in connection with the administration or enforcement of this Lease, including attorneys' fees incurred in connection with the renewal of this Lease for any Extended Term, the review of any letters of credit, the review, negotiation or documentation of any subletting, assignment, or management arrangement or any consent requested in connection therewith, and the collection of past due Rent.

                                 ARTICLE XLIII

                  43. Brokers. Lessee warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessee shall indemnify, protect, hold harmless and defend Lessor from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessee. Lessor warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessor shall indemnify, protect, hold harmless and defend Lessee from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessor.

                                  ARTICLE XLIV

                  44.1 Miscellaneous.

                  44.1.1 Survival. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities and indemnities of, Lessee or Lessor arising prior to the expiration or earlier termination of the Term shall survive such expiration or termination. In addition, all claims against, and all liabilities and indemnities hereunder of Lessee shall continue in full force and effect and in favor of the Lessor named herein and its successors and assigns, notwithstanding any conveyance of the Leased Property to Lessee.

                  44.1.2 Severability. If any term or provision of this Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

                  44.1.3 Non-Recourse. Lessee specifically agrees to look solely to the Leased Property for recovery of any judgment from Lessor. It is specifically agreed that no constituent partner in Lessor or officer, director or employee of Lessor shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Lessee. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor, or any action not involving the personal liability of Lessor. Furthermore, except as otherwise expressly provided herein, in no event shall Lessor ever be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause.

                  44.1.4 Licenses. Upon the expiration or earlier termination of the Term, Lessee shall use its best efforts to transfer to Lessor or Lessor's nominee and shall cooperate with Lessor or Lessor's designee or nominee in connection with the processing by Lessor or Lessor's designee or nominee of any applications for all licenses, operating permits and other governmental authorization, all contracts, including contracts with governmental or quasi-governmental entities, business records, data, patient and resident records, and patient and resident trust accounts, which may be necessary or useful for the operation of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's designee or nominee. Lessee shall not commit any act or be remiss in the undertaking of any act that would jeopardize the licensure or certification of the Facility, and Lessee shall comply with all requests for an orderly transfer of the same upon the expiration or early termination of the Term. In addition, upon request, Lessee shall promptly deliver copies of all books and records relating to the Leased Property and its operation to Lessor or Lessor's designee or nominee. Lessee shall indemnify, defend, protect and hold harmless Lessor from and against any loss, damage, cost or expense incurred by Lessor or Lessor's designee or nominee in connection with the correction of any and all deficiencies of a physical nature identified by any governmental authority responsible for licensing the Leased Property in the course of any change of ownership inspection and audit.

                  44.1.5 Successors and Assigns. This Lease shall be binding upon Lessor and its successors and assigns and, subject to the provisions of
Article XXIV, upon Lessee and its successors and assigns.

                  44.1.6 Termination Date. If this Lease is terminated by Lessor or Lessee under any provision hereof, and upon the expiration of the Term (collectively, the "termination date"), the following shall pertain:

                           (a) Lessee shall, subject to the rights, if any, of
patients and residents and any Legal Requirements, immediately vacate and surrender the Leased Property, Lessee's Personal Property and all Capital Additions to Lessor in the condition required by Section 9.1.4. Prior to such vacation and surrender, Lessee shall remove any items which Lessee is permitted or required to remove hereunder. Lessee shall, at Lessee's cost, repair any damage to the Leased Property, Lessee's Personal Property and any Capital Additions caused by such vacation and/or removal of any items which Lessee is required or permitted hereunder to remove. Any items which Lessee is permitted to remove but fails to remove prior to the surrender to Lessor of the Leased Property, Lessee's Personal Property and any Capital Additions shall be deemed abandoned by Lessee, and Lessor may retain or dispose of the same as Lessor sees fit without claim by Lessee thereto or to any proceeds thereof. If Lessor elects to remove and dispose of any such items abandoned by Lessee, the cost of such removal and disposal shall be an Additional Charge payable by Lessee to Lessor upon demand. Lessee shall pay all amounts payable by it through the termination date and any costs charged pursuant to the immediately preceding sentence, each of the parties shall bear their own costs and fees incurred (including all costs incurred in performing their respective obligations hereunder) through the termination date and from and after the termination date neither party shall have any further obligations to the other, except for those obligations set forth in this clause (i), those obligations hereunder which are intended to survive the expiration or earlier termination of this Lease and those specific obligations set forth in clause (ii) below.

                           (b) Notwithstanding the provisions of clause (i),
upon any such termination or expiration of this Lease, the following shall pertain:

                                    (i) Lessee agrees to defend, protect,
indemnify, defend and hold harmless Lessor from and against any and all claims, costs, losses, expenses, damages, actions, and causes of action for which Lessee is responsible under this Lease (including Lessee's indemnification obligations under Articles XXIII and XXXVII) and which accrue or have accrued on or before the termination date.

                                    (ii) Lessee shall remain liable for the
cost of all utilities used in or at the Leased Property and any Capital Additions through the termination date and accrued and unpaid, whether or not then billed, as of the termination date until full payment thereof by Lessee. Lessee shall obtain directly from the companies providing such services closing statements for all services rendered through the termination date and shall promptly pay the same. If any utility statement with respect to the Leased Property and any Capital Additions includes charges for a period partially prior to and partially subsequent to the termination date, such charges shall be prorated as between Lessor and Lessee, with Lessee responsible for the portion thereof (based upon a fraction the numerator of which is the number of days of service on such statement through the termination date and the denominator of which is the total number of days of service on such statement) through the termination date and Lessor shall be responsible for the balance. The party receiving any such statement which requires proration hereunder shall promptly pay such statement and the other party shall, within ten (10) days after receipt of a copy of such statement, remit to the party paying the statement any amount for which such other party is responsible hereunder.

                                    (iii) Lessee shall remain responsible for
any and all Impositions imposed against the Leased Property, the Personal Property and any Capital Additions with a lien date prior to the termination date (irrespective of the date of billing therefor) and for its pro rata share of any Impositions imposed in respect of the tax-fiscal period during which the Term terminates as provided in Section 4.1.7, and Lessee shall indemnify and hold Lessor harmless with respect to any claims for such Impositions or resulting from non-payment thereof.

                                    (iv) Lessee shall (y) execute all documents
and take any actions reasonably necessary to (1) cause the transfer of all of Lessee's Personal Property and any Capital Additions not owned by Lessor to Lessor, in each case free of any encumbrance, as provided in Section 6.3 and (2) remove this Lease and/or any memorandum hereof as a matter affecting title to the Leased Property as provided in Article XXVIII and (z) comply with its covenants set forth in
Section 44.4.

                                    (v) Lessee shall continue to observe the
covenants of Lessee set forth in Section 7.4.2.

                                    (vi) Lessee shall remain responsible for
and shall promptly pay to Lessee any Additional Charge owned to Lessor pursuant to Section 16.9.

                  44.1.7 Governing Law. THIS LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. Lessee and Lessor each hereby (i) irrevocably submit to the jurisdiction of the State and federal courts of the State and consent to service of process in any legal proceedings arising out of, or in connection with, this Lease (or any agreement formed pursuant to the terms hereof), by any means authorized by applicable law; (ii) irrevocably waive, to the fullest extent permitted by law, any objection to which such party may now or hereinafter have to the lying or to the laying of venue of any litigation arising out of, in connection with, this Lease (or any agreement formed pursuant to the terms hereof), brought in the State courts of Allegheny County, of the State, or in the United States District Court for the district in which such County is located; and (iii) irrevocably waive any claim in any litigation brought in any such court that the same has been brought in an inconvenient forum.

                  44.1.8 Waiver of Trial by Jury. EACH OF LESSOR AND LESSEE ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES AND THE STATE. EACH OF LESSOR AND LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LESSOR AND LESSEE WITH RESPECT TO THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH OF LESSOR AND LESSEE HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                  LESSOR'S INITIALS:  _______

                  LESSEE'S INITIALS:  _______

                  44.1.9 Lessee Counterclaim and Equitable Remedies. Lessee hereby waives the right to interpose counterclaim in any summary proceeding instituted by Lessor against Lessee or in any action instituted by Lessor for unpaid Rent under this Lease. In the event that Lessee claims or asserts that Lessor has violated or failed to perform a covenant of Lessor not to unreasonably withhold or delay Lessor's consent or approval hereunder, or in any case where Lessor's reasonableness in exercising its judgment is in issue, Lessee's sole remedy shall be an action for specific performance, declaratory judgment or injunction, and in no event shall Lessee be entitled to any monetary damages for a breach of such covenant, and in no event shall Lessee claim or assert any claims for monetary damages in any action or by way of set-off defense or counterclaim, and Lessee hereby specifically waives the right to any monetary damages or other remedies in connection with any such claim or assertion.

                  44.1.10 Entire Agreement. This Lease, together with the other Lessee Documents, as defined in the Contract of Acquisition, the Exhibits hereto and thereto and such other documents as are contemplated hereunder or thereunder, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties. Lessor and Lessee hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property are merged into and revoked by this Lease.

                  44.1.11 Headings. All titles and headings to sections, subsections, paragraphs or other divisions of this Lease are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs or other divisions, such other content being controlling as to the agreement among the parties hereto.

                  44.1.12 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

                  44.1.13 Joint and Several. If more than one Person is the Lessee under this Lease, the liability of such Persons under this Lease shall be joint and several.

                  44.1.14 Interpretation. Both Lessor and Lessee have been represented by counsel and this Lease and every provision hereof has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

                  44.1.15 Time of Essence. Time is of the essence of this Lease and each provision hereof in which time of performance is established.

                  44.1.16 Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

                  IN WITNESS WHEREOF, the parties have caused this Lease to be executed and attested by their respective officers thereunto duly authorized.


HCPI TRUST, a Maryland real estate         BCC AT MT. ROYAL PINES, INC., a
investment trust                           Delaware corporation


By: /s/ [illegible]                        By: /s/ Brian C. Barth
   ------------------------------             ------------------------------
Its: Vice President                        Its: Vice President
    -----------------------------              -----------------------------







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